Filed pursuant to Rule 424(b)(3) and Rule 424(c)
Registration Statement No. 333-168094
PROSPECTUS SUPPLEMENT NO. 11
(to Prospectus dated August 6, 2010)
5,150,680 Shares
Common Stock

     This Prospectus Supplement No. 11 supplements the prospectus dated August 6, 2010, or the prospectus, which forms a part of our Registration Statement on Form S-1 (Registration Statement No. 333-168094). This prospectus supplement is being filed to update, amend and supplement the information included or incorporated by reference in the prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 9, 2011 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.
     The prospectus and this prospectus supplement relate to the disposition from time to time by Small Cap Biotech Value, Ltd., or SCBV, or its permitted transferees or other successors-in-interest, of up to 5,150,680 shares of our common stock. We are not selling any common stock under the prospectus and this prospectus supplement, and will not receive any of the proceeds from the sale of shares by SCBV.
     Our common stock is listed on The NASDAQ Global Market under the symbol “ONTY.” On February 8, 2011, the last reported sale price of our common stock on The NASDAQ Global Market was $3.06.
     This prospectus supplement should be read in conjunction with the prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement updates, amends and supplements the information included or incorporated by reference in the prospectus. If there is any inconsistency between the information in the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

     Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of the prospectus, and under similar headings in any amendments or supplements to the prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 9, 2011.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2011
ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)
(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 8, 2011, Oncothyreon Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with General Electric Capital Corporation (“GECC” and together with the other financial institutions that may become parties to the Loan Agreement, the “Lenders”), pursuant to which the Lenders agreed to extend a term loan (the “Initial Term Loan”) to the Company with an aggregate principal amount of $5.0 million and, subject to the terms and conditions set forth in the Loan Agreement, a second term loan (the “Second Term Loan”) with an aggregate principal amount of $7.5 million. Each term loan shall accrue interest at a fixed per annum rate of 9.45% plus the greater of (A) a per annum rate of interest in effect on the day that is three business days prior to the incurrence of the applicable term loan borrowings that is equal to the rate published by the Board of Governors of the Federal Reserve System as the three year treasuries constant maturities rate and (B) 0.54%. As security for its obligations under the Loan Agreement, the Company granted the Lenders a lien on substantially all of its assets, excluding intellectual property.
     On February 8, 2011, GECC funded the Initial Term Loan, which accrues interest at an annual rate of 10.57% and has a term of 42 months. Interest only payments are due during the first nine months of the Initial Term Loan and beginning on December, 1, 2011 the Company is required to make 32 equal monthly payments of principal and interest. A final payment of principal and interest of the Initial Term Loan is due on August 1, 2014 (the “Scheduled Maturity Date”). The Company made a one-time, non-refundable facility fee to GECC of $31,250 concurrently with the incurrence of the Initial Term Loan
     At the Company’s option and subject to satisfying certain conditions, the Company may borrow the Second Term Loan on or before November 1, 2011. The conditions to borrow the Second Term Loan include requirements that (i) the Company has 12 months of unrestricted cash and cash equivalents (as calculated in the Loan Agreement) as of the time of incurrence, (ii) the START trial for the Company’s Stimuvax product is continuing or enrollment has been discontinued because such trial has met a positive efficacy endpoint at an interim analysis as determined by an independent data safety monitoring board overseeing such trial, and (iii) the study of at least one clinical indication in the Company’s PX-866 program is continuing. If borrowed, the Company is required to repay the Second Term Loan in 32 equal consecutive payments commencing on December 1, 2011, plus one final payment that is due on the Scheduled Maturity Date.
     The Company may prepay each term loan in full, but not in part. If prepaid, a prepayment premium will apply equal to: (i) 3.0% of the outstanding principal amount of such term loan, if such prepayment is made on or before November 1, 2012, except if the Initial Term Loan is prepaid on or before November 1, 2011, no prepayment premium will apply (ii) 2.0% of the outstanding principal amount of such term loan, if such prepayment is made after November 1, 2012 but on or before September 1, 2013, and (iii) 1.0% of the outstanding principal amount of such term loan, if such prepayment is made after September 1, 2013 but before the Scheduled Maturity Date. Upon satisfaction in full of each term loan (whether by prepayment or at the Scheduled Maturity Date), the Company will owe a fee equal to 1.50% of the original principal amount of the applicable term loan.
     The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, covenants that limit or restrict the Company’s ability to incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into certain transactions with affiliates, pay dividends or make distributions, or repurchase stock, in each case subject to customary exceptions for a credit facility of this size and type, and a financial covenant that the Company has 12 months of unrestricted cash and cash equivalents (as calculated in the Loan Agreement) as of each December 31 during the term of the Loan Agreement. In addition, the Loan Agreement contains customary events of default that entitle the Lenders to cause any or all of the Company’s indebtedness under the Loan Agreement to become immediately due and payable. The events of default include non-payment, inaccuracy of representations and warranties, covenant defaults, material adverse effect default (as defined in the Loan Agreement), cross-default to material indebtedness, bankruptcy and insolvency, material judgment defaults, change of control default and defaults related to certain actions taken against the Company by the Food and Drug Administration or other equivalent governmental authority.
     The proceeds of the Initial Term Loan, after payment of lender fees and expenses, are approximately $4.9 million. The net proceeds will be used for general corporate purposes, including research and product development, such as funding pre-clinical studies and clinical trials and otherwise moving product candidates towards commercialization, or the possible acquisition or licensing of new product candidates or technology which could result in other product candidates. Pending application of the net proceeds, the Company intends to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

Item 3.02	Unregistered Sales of Equity Securities.
     Pursuant to the terms of the Loan Agreement, the Company is required to issue to the Lenders warrants equal to 3.0% of the principal amount of term loan borrowings actually incurred. On February 8, 2011, pursuant to the terms and conditions of the Loan Agreement, the Company issued to an affiliate of GECC a warrant to purchase up to 48,701 shares of the Company’s common stock at an exercise price equal to $3.08 per share (the “Initial Warrant”). If the Company borrows the Second Term Loan, the Company must issue an additional warrant to the Lenders (the “Second Warrant” and together with the Initial Warrant, the “Warrants”) to purchase a number of shares of the Company’s common stock equal to (x) $225,000 divided by (y) the exercise price per share of the Second Warrant. Subject to the adjustment described in the following sentence, the exercise price of the Second Warrant shall equal the lesser of the 10-day trailing average of the Company’s common stock price, as determined as of the close of business on the business day immediately prior to the funding date of the Second Term Loan, and the Company’s common stock price, as determined as of the close of business on the business day immediately prior to the funding date of the Second Term Loan. If application of the formula for determining the number of shares underlying the Second Warrant would cause the aggregate number of such shares to exceed 467,565, then the number of shares purchasable will be fixed at 467,565 and the price per share will be reduced proportionately to maintain the net economic terms dictated above. The Warrants are immediately exercisable and will expire seven years from their respective dates of issue.
     The offer and sale of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants were offered and sold to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.
     The foregoing description of the Loan Facility is only a summary of its material terms and does not purport to be complete. A copy of the Loan Agreement, the Promissory Note representing the Initial Term Loan and the form of Warrant are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.
     A copy of the press release announcing the Loan Facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
10.1	Loan and Security Agreement between Oncothyreon Inc. and General Electric Capital Corporation dated February 8, 2011.
10.2	Promissory Note issued by Oncothyreon Inc. to General Electric Capital Corporation dated February 8, 2011.
10.3	Form of Warrant to Purchase Common Stock issued by Oncothyreon Inc. to the Lenders.
99.1	Press Release issued by Oncothyreon Inc. dated February 9, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.
By:	/s/ Julia M. Eastland
Julia M. Eastland
Chief Financial Officer, Secretary and Vice President of Corporate Development

Date: February 9, 2011

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan and Security Agreement between Oncothyreon Inc. and General Electric Capital Corporation dated February 8, 2011.
10.2	Promissory Note issued by Oncothyreon Inc. to General Electric Capital Corporation dated February 8, 2011.
10.3	Form of Warrant to Purchase Common Stock issued by Oncothyreon Inc. to the Lenders.
99.1	Press Release issued by Oncothyreon Inc. dated February 9, 2011.

Exhibit 10.1
LOAN AND SECURITY AGREEMENT
     THIS LOAN AND SECURITY AGREEMENT, dated as of February 8, 2011 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is among GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), in its capacity as agent for Lenders (as defined below) (together with its successors and assigns in such capacity, “Agent”), the financial institutions who are or hereafter become parties to this Agreement as lenders (together with GECC, collectively the “Lenders”, and each individually, a “Lender”), ONCOTHYREON INC., a Delaware corporation (the “Borrower”), and the other U.S. Subsidiaries (defined below) who are or hereafter become parties to this Agreement as guarantors (each a “Guarantor” and collectively, the “Guarantors”, and together with the Borrower, each a “Loan Party” and collectively, “Loan Parties”).
RECITALS
     Borrower wishes to borrow funds from time to time from Lenders, and Lenders desire to make loans, advances and other extensions of credit, severally, but not jointly, to Borrower from time to time pursuant to the terms and conditions of this Agreement.
AGREEMENT
Loan Parties, Agent and Lenders agree as follows:
1. DEFINITIONS.
     As used in this Agreement, all capitalized terms shall have the definitions as provided herein. Any accounting term used but not defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America, as in effect from time to time (“GAAP”) and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules. All other terms used but not defined herein shall have the meaning given to such terms in the Uniform Commercial Code as adopted in the State of New York, as amended and supplemented from time to time (the “UCC”).
2. LOANS AND TERMS OF PAYMENT.
     2.1. Promise to Pay. Each entity constituting the Borrower promises, jointly and severally, to pay Agent, for the ratable accounts of Lenders, when due pursuant to the terms hereof, the aggregate unpaid principal amount of all loans, advances and other extensions of credit made severally by the Lenders to Borrower under this Agreement, together with interest on the unpaid principal amount of such loans, advances and other extensions of credit at the interest rates set forth herein.
     2.2. Term Loans.
     (a) Commitment. Subject to the terms and conditions hereof, each Lender, severally, but not jointly, agrees to make term loans (each a “Term Loan” and collectively, the “Term Loans”) to Borrower from time to time on any Business Day (as defined below) during the period from the Closing Date (as defined below) until November 1, 2011 (the “Commitment Termination Date”) in an aggregate principal amount not to exceed such Lender’s commitment as identified on Schedule A hereto (such commitment of each Lender as it may be amended to reflect assignments made in accordance with this Agreement or terminated or reduced in accordance with this Agreement, its “Commitment”, and the aggregate of all such commitments, the “Commitments”). Notwithstanding the foregoing, the aggregate principal amount of the Term Loans made hereunder shall not exceed $12,500,000 (the “Total Commitment”). Each Lender’s obligation to fund a Term Loan shall be limited to such Lender’s Pro Rata Share (as defined below) of such Term Loan. Subject to the terms and conditions hereof, the initial Term Loan shall be made on the Closing Date in an aggregate principal amount equal to $5,000,000 (the “Initial Term Loan”). After the date of the Initial Term Loan and on or prior to the Commitment Termination Date, Borrower may request one (1) additional Term Loan (the “Subsequent Term Loan”), and if advanced in accordance with the terms and conditions hereof such Subsequent Term Loan will be in an amount equal to $7,500,000.
     (b) Method of Borrowing. When Borrower desires a Term Loan, Borrower will notify Agent (which notice shall be irrevocable) by facsimile (or by telephone, provided that such telephonic notice shall be promptly confirmed in writing, but in any event on or before the following Business Day) on the date that is five (5) Business Days prior to the day the Term Loan is to be made (or such shorter period of time as Agent may agree). Agent and Lenders may act without liability upon the basis of such written or telephonic notice believed by Agent to be from any authorized officer of Borrower. Agent and Lenders shall have no duty to verify the authenticity of the signature appearing on any such written notice.
     (c) Funding of Term Loans. Promptly after receiving a request for a Term Loan, Agent shall notify each Lender of the contents of such request and such Lender’s Pro Rata Share of the requested Term Loan. Upon the terms and subject to the conditions set forth herein, each Lender, severally and not jointly, shall make available to Agent its Pro Rata Share of the requested Term Loan, in lawful money of the United States of America in immediately available funds, to the Collection Account (as defined below) prior to 11:00 a.m. (New York time) on the specified date. Agent shall, unless it shall have determined that one of the conditions set forth in Section 4.1 or 4.2, as applicable, has not been satisfied, by 4:00 p.m. (New York time) on such day, credit the amounts received by it in like funds to Borrower by wire transfer to, unless otherwise specified in a Disbursement Letter (as defined below), the following deposit account of Borrower (or such other deposit account as specified in writing by an authorized officer of Borrower and acceptable to Agent) (the “Designated Deposit Account”):
Bank Name: Wells Fargo Bank
Bank Address: 2800 3rd Avenue, Seattle, WA 98121
ABA#:
Account #:
Account Name: Oncothyreon, Inc.
     (d) Notes. The Term Loans of each Lender shall be evidenced by a promissory note substantially in the form of Exhibit A hereto (each a “Note” and, collectively, the “Notes”), and Borrower shall execute and deliver a Note to each Lender. Each Note shall represent the joint and several obligation of each entity constituting the Borrower to pay to such Lender the lesser of (a) the aggregate unpaid principal amount of all Term Loans made by such Lender to or on behalf of Borrower under this Agreement and (b) the amount of such Lender’s Commitment, in each case together with interest thereon as prescribed in Section 2.3(a).
     (e) Agent May Assume Funding. Unless Agent shall have received notice from a Lender prior to the date of any particular Term Loan that such Lender will not make available to Agent such Lender’s Pro Rata Share of such Term Loan, Agent may assume that such Lender has made such amount available to it on the date of such Term Loan in accordance with subsection (c) of this Section 2.2, and may (but shall not be obligated to), in reliance upon such assumption, make available a corresponding amount for the account of Borrower on such date. If and to the extent that such Lender shall not have so made such amount available to Agent, such Lender and Borrower severally agree to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to Borrower until the day such amount is repaid to Agent, at (i) in the case of Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.3(a), and (ii) in the case of such Lender, a floating rate per annum equal to, for each day from the day such amount is made available to Borrower until such amount is reimbursed to Agent, the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion (the “Federal Funds Rate”) for the first Business Day and thereafter, at the interest rate applicable to such Term Loan. If such Lender shall repay such corresponding amount to Agent, the amount so repaid shall constitute such Lender’s loan included in such Term Loan for purposes of this Agreement.
     2.3. Interest and Repayment.
     (a) Interest. Each Term Loan shall accrue interest on the outstanding principal amount thereof in arrears from the date made until such Term Loan is fully repaid at a fixed per annum rate of interest equal to the sum of (i) the greater of (A) the Treasury Rate (as defined below) in effect on the day that is three (3) Business Days prior to the making of such Term Loan as determined by Agent and (B) 0.54% plus (ii) 9.45%. All computations of interest and fees calculated on a per annum basis shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and fees are payable. Each determination of an interest rate or the amount of a fee hereunder shall be made by Agent and shall be conclusive, binding and final for all purposes, absent manifest error. As used herein, the term “Treasury Rate” means a per annum rate of interest equal to the rate published by the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H.15 entitled “Selected Interest Rates” under the heading “U.S. Government Securities/Treasury Constant Maturities” as the three year treasuries constant maturities rate. In the event Release H.15 is no longer published, Agent shall select a comparable publication to determine the U.S. Treasury note yield to maturity.
     (b) Payments of Principal and Interest.

(i) Interest Payments. For each Term Loan, Borrower shall pay interest to the Agent, for the ratable benefit of the Lenders, at the rate of interest for such Term Loan determined in accordance with Section 2.3(a) in arrears on the first day of each calendar month (each, a “Scheduled Payment Date”) commencing on the first day of the calendar month occurring after the month during which such Term Loan was made.
(ii) Principal Payments. For the Initial Term Loan, Borrower shall pay principal to the Agent, for the ratable benefit of the Lenders, in thirty-two (32) equal consecutive payments of $151,515.15 on each Scheduled Payment Date, commencing on December 1, 2011, and a final payment of $151,515.20 on August 1, 2014 (the “Scheduled Maturity Date”). For the Subsequent Term Loan, Borrower shall pay principal to the Agent, for the ratable benefit of the Lenders, in thirty-two (32) equal consecutive payments of $227,272.72 on each Scheduled Payment Date, commencing on December 1, 2011, and a final payment of $227,272.96 on the Scheduled Maturity Date.
(iii) Payments Generally. Notwithstanding the foregoing provisions of this Section 2.3(b), all unpaid principal and accrued interest with respect to any Term Loan is due and payable in full to Agent, for the ratable benefit of Lenders, on the earlier of (A) the Scheduled Maturity Date and (B) the date that such Term Loan otherwise becomes due and payable hereunder, whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise (the earlier of (A) or (B), the “Applicable Term Loan Maturity Date”). Each scheduled payment of interest or principal hereunder is referred to herein as a “Scheduled Payment.”
     (c) No Reborrowing. Once a Term Loan is repaid or prepaid, it cannot be reborrowed.
     (d) Payments. All payments (including prepayments) to be made by any Loan Party under any Debt Document shall be made by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder) in U.S. dollars, without setoff or counterclaim to the Collection Account (as defined below) before 1:00 p.m. (New York time) on the date when due. All payments received by Agent after 1:00 p.m. (New York time) on any Business Day or at any time on a day that is not a Business Day may, in Agent’s sole discretion, be deemed to be received on the next Business Day. Whenever any payment required under this Agreement would otherwise be due on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension. All Scheduled Payments due to Agent and Lenders under Section 2.3(b) shall be effected by automatic debit of the appropriate funds from Borrower’s operating account specified on the Automatic Payment Authorization Agreement (as defined below). As used herein, the term “Collection Account” means the following account of Agent (or such other account as Agent shall identify to Borrower in writing):
Bank Name: Deutsche Bank
Bank Address: New York, NY
ABA Number:
Account Number:
Account Name: GECC HH Cash Flow Collections
Ref: Oncothyreon/CFN # HFS2893

     (e) Withholdings and Increased Costs. All payments shall be made free and clear of any taxes, withholdings, duties, impositions or other charges (other than taxes on the overall net income of any Lender and comparable taxes), such that Agent and Lenders will receive the entire amount of any Obligations (as defined below), regardless of source of payment. If Agent or any Lender shall have determined that the introduction of or any change in, after the date hereof, any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order reduces the rate of return on Agent or such Lender’s capital as a consequence of its obligations hereunder or increases the cost to Agent or such Lender of agreeing to make or making, funding or maintaining any Term Loan, then Borrower shall from time to time upon demand by Agent or such Lender (with a copy of such demand to Agent) promptly pay to Agent for its own account or for the account of such Lender, as the case may be, additional amounts sufficient to compensate Agent or such Lender for such reduction or for such increased cost. A certificate as to the amount of such reduction or such increased cost submitted by Agent or such Lender (with a copy to Agent) to Borrower shall be conclusive and binding on Borrower, absent manifest error, provided that, neither Agent nor any Lender shall be entitled to payment of any amounts under this Section 2.3(e) unless it has delivered such certificate to Borrower within 180 days after the occurrence of the changes or events giving rise to the increased costs to, or reduction in the amounts received by, Agent or such Lender. provided further that, such 180 day limitation shall not apply to any increased costs or reductions in the amounts received by Agent or any Lender arising from the Dodd-Frank Wall Street Reform and Consumer Protection Act or any and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and such Act and any such requests, rules, guidelines or directives shall be deemed to be introduced or changed after the date hereof, regardless of the date enacted, adopted or issued. This provision shall survive the termination of this Agreement.
     (f) Loan Records. Each Lender shall maintain in accordance with its usual practice accounts evidencing the Obligations of Borrower to such Lender resulting from such Lender’s Pro Rata Share of each Term Loan, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Agent shall maintain in accordance with its usual practice a loan account on its books to record the Term Loans and any other extensions of credit made by Lenders hereunder, and all payments thereon made by Borrower. The entries made in such accounts shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or Agent to maintain any such account shall affect the obligations of Borrower to repay the Obligations in accordance with their terms.
     (g) Payment of Expenses and other Obligations. Agent is authorized to, and at its sole election may, debit funds from Borrower’s operating account specified in the Automatic Payment Authorization Agreement to pay all Obligations under this Agreement or any of the other Debt Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due.
     2.4. Prepayments. Borrower can voluntarily prepay, upon five (5) Business Days’ prior written notice to Agent, any Term Loan in full, but not in part. Upon the date of (a) any voluntary prepayment of a Term Loan in accordance with the immediately preceding sentence or (b) any mandatory prepayment of a Term Loan required under this Agreement (whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise), Borrower shall pay to Agent, for the ratable benefit of the Lenders, a sum equal to (i) all outstanding principal of plus accrued and unpaid interest on such Term Loan, (ii) the Final Payment Fee (as such term is defined in Section 2.7(d)) for such Term Loan, and (iii) a prepayment premium (as yield maintenance for the loss of a bargain and not as a penalty) equal to: (i) 3.0% of the outstanding principal amount of such Term Loan, if such prepayment is made on or before November 1,

2012, (ii) 2.0% of the outstanding principal amount of such Term Loan, if such prepayment is made after November 1, 2012 but on or before September 1, 2013, and (iii) 1.0% of the outstanding principal amount of such Term Loan, if such prepayment is made after September 1, 2013 but before the Scheduled Maturity Date; provided, however, that with respect to the Initial Term Loan only, Borrower shall not be required to pay any prepayment premium pursuant to the foregoing clause (iii) with respect to any prepayment in full of the Initial Term Loan on or before November 1, 2011.
     2.5. Late Fees. If Agent does not receive any Scheduled Payment or other payment under any Debt Document from any Loan Party within 5 days after its due date, then, at Agent’s election, such Loan Party agrees to pay to Agent for the ratable benefit of all Lenders, a late fee equal to (a) 5.0% of the amount of such unpaid payment or (b) such lesser amount that, if paid, would not cause the interest and fees paid by such Loan Party under this Agreement to exceed the Maximum Lawful Rate (as defined below) (the “Late Fee”).
     2.6. Default Rate. All Term Loans and other Obligations shall bear interest, at the option of Agent or upon the request of the Requisite Lenders (as defined below), from and after the occurrence and during the continuation of an Event of Default (as defined below), at a rate equal to the lesser of (a) 5.0% above the rate of interest applicable to such Obligations as set forth in Section 2.3(a) immediately prior to the occurrence of the Event of Default and (b) the Maximum Lawful Rate (the “Default Rate”). The application of the Default Rate shall not be interpreted or deemed to extend any cure period or waive any Default or Event of Default or otherwise limit the Agent’s or any Lender’s right or remedies hereunder. All interest payable at the Default Rate shall be payable on demand.
     2.7. Lender Fees.
     (a) [Reserved].
     (b) Closing Fee. On the Closing Date, Borrower shall pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, a non-refundable closing fee in an amount equal to $31,250.00, which fee shall be fully earned when paid.
     (c) [Reserved].
     (d) Final Payment Fee. On the date upon which the outstanding principal amount of any Term Loan is repaid in full, or if earlier, is required to be repaid in full (whether by scheduled payment, voluntary prepayment, acceleration of the Obligations pursuant to Section 8.2 or otherwise), Borrower shall pay to Agent, for the ratable accounts of Lenders, a fee equal to 1.50% of the original principal amount of such Term Loan (the “Final Payment Fee”), which Final Payment Fee shall be deemed to be fully-earned on the Closing Date.
     2.8. Maximum Lawful Rate. Anything herein, any Note or any other Debt Document (as defined below) to the contrary notwithstanding, the obligations of Loan Parties hereunder and thereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Agent and Lenders would be contrary to the provisions of any law applicable to Agent and Lenders limiting the highest rate of interest which may be lawfully contracted for, charged or received by Agent and Lenders, and in such event Loan Parties shall pay Agent and Lenders interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder or thereunder is less than the Maximum Lawful Rate, Loan Parties shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent and Lenders is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the making of the Initial Term Loan as otherwise provided in this Agreement, any Note or any other Debt Document.
     2.9. Authorization and Issuance of the Warrants. Borrower has duly authorized the issuance to Lenders (or their respective affiliates or designees) of stock purchase warrants substantially in the form of the warrant attached hereto as Exhibit F (collectively, the “Warrants”) evidencing Lenders’ (or their respective affiliates or designees) right to acquire (i) in connection with the Initial Term Loan, their respective Pro Rata Share of up to 48,701 shares of common stock of Borrower at an exercise price of $3.08 per share and (ii) if Borrower requests advancement of the Subsequent Term Loan, their respective Pro Rata Share of up to a number of shares of common stock of Borrower equal to the quotient, rounded down to the nearest whole share, of (x) three percent of the original principal amount of the Subsequent Term Loan divided by (y) the exercise price per share equal to the lesser of the 10-day trailing average of Borrower’s common stock price, as determined as of the close of business on the Business Day immediately prior to the funding date of the Subsequent Term Loan and Borrower’s common stock price, as determined as of the close of business on the Business Day immediately prior to the funding date of the Subsequent Term Loan; provided, that if application of the formula described in clause (ii) above with respect to the Subsequent Term Loan would cause the aggregate number of shares of common stock purchasable in connection with the Subsequent Term Loan to exceed 467,565, then the number of shares so purchasable shall be fixed at 467,565 and the price per share shall be reduced proportionately to maintain the net economic terms described in clause (ii) above. Each Warrant shall expire seven (7) years from the date such Warrant is issued.
3. CREATION OF SECURITY INTEREST.
     3.1. Grant of Security Interest. As security for the prompt payment and performance, whether at the stated maturity, by acceleration or otherwise, of all Term Loans and other debt, obligations and liabilities of any kind whatsoever of Borrower to Agent and Lenders under the Debt Documents (whether for principal, interest, fees, expenses, prepayment premiums, indemnities, reimbursements or other sums, and whether or not such amounts accrue after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not allowed in such case or proceeding), absolute or contingent, now existing or arising in the future, including but not limited to the payment and performance of any outstanding Notes, and any renewals, extensions and modifications of such Term Loans (such indebtedness under the Notes, Term Loans and other debt, obligations and liabilities in connection with the Debt Documents are collectively called the “Obligations”), and as security for the prompt payment and performance by each Guarantor of the Guaranteed Obligations as defined in the Guaranty (as defined below), each Loan Party does hereby grant to Agent, for the benefit of Agent and Lenders, a security interest in the property listed below (all hereinafter collectively called the “Collateral”):
All of such Loan Party’s personal property of every kind and nature (except for Intellectual Property, as defined in, and to the extent excluded pursuant to, Section 3.3) whether now owned or hereafter acquired by, or arising in favor of, such Loan Party, and regardless of where located, including, without limitation, all accounts, chattel paper (whether tangible or electronic), commercial tort claims, deposit accounts, documents, equipment, financial assets, fixtures, goods, instruments, investment property (including, without limitation, all securities accounts), inventory, letter-of-credit rights, letters of credit, securities, supporting obligations, cash, cash equivalents, any other contract rights (including, without limitation, rights under any license agreements), or rights to the payment of money, and general intangibles, and all books and records of such Loan Party relating thereto, and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, all proceeds, insurance claims, products, profits and other rights to payments not otherwise included in the foregoing (with each of the foregoing terms that are defined in the UCC having the meaning set forth in the UCC).
     Notwithstanding the foregoing, the grant of security interest herein shall not extend to and the term “Collateral” shall not include: (i) more than 66% of the issued and outstanding voting capital stock (but shall include 100% of all non-voting capital stock) of any Subsidiary of the Borrower that is incorporated or organized in a jurisdiction other than the United States or any state or territory thereof (each a “Foreign Subsidiary”); (ii) any equipment subject to a lien described in clause (d) of the definition of Permitted Liens if the granting of a lien hereunder in such equipment is prohibited by or would constitute a default under any agreement or document governing such property; provided that upon the termination, lapsing or other expiration of any such prohibition, such equipment shall automatically be subject to the security interest granted in favor of the Agent hereunder and become part of the “Collateral”; (iii) any license or contract (other than licenses constituting Intellectual Property, which for the avoidance of doubt are excluded from Collateral pursuant to Section 3.3 below) to the extent and only to the extent that the granting of such security interest in such license or contract is expressly prohibited by any applicable statute, law or regulation, or would constitute or result in a default, breach, right of recoupment, claim, defense, termination, right of termination, or remedy under such license or contract, but only if such prohibition or restrictive term would not be rendered ineffective under applicable law (including without limitation Sections 9-406, 9-407, 9-408 or 9-409 of the UCC); provided that upon the termination, lapsing or other or expiration of any such prohibition or restrictive term, such license or contract shall automatically be subject to the security interest granted in favor of the Agent hereunder and become part of the “Collateral”; or (iv) the indebtedness owed to Borrower (as successor in interest to Biomira Inc.) pursuant to that certain Promissory Note issued by Jeffrey Millard dated as of November 8, 2006 in the original principal amount of $127,391.
     Each Loan Party hereby represents and covenants that such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, in each case, with respect to priority only, subject to any Permitted Liens with respect to the Collateral. Each Loan Party hereby covenants that it shall give written notice to Agent promptly upon the acquisition by such Loan Party or creation in favor of such Loan Party of any commercial tort claim after the Closing Date.
     3.2. Financing Statements. Each Loan Party hereby authorizes Agent to file UCC financing statements with all appropriate jurisdictions to perfect Agent’s security interest (for the benefit of itself and the Lenders) granted hereby.
     3.3. Grant of Security Interest in Proceeds of Intellectual Property. The Collateral shall not include any intellectual property of any Loan Party, which shall be defined as any and all copyrights and rights under copyright, trademarks, trade names, servicemarks, names and likenesses, patents, rights and interests in patents, design rights, software, know-how and processes, proprietary information, confidential information, domain names, data, software and trade secrets of a Loan Party and any applications, registrations, amendments, renewals, extensions and improvements with respect thereto, and all license and distribution agreements with any other party with respect to any of the foregoing, together with any and all renewals, extensions, supplements and continuations thereof, all rights to sue and other rights to use, exploit or practice any patents, trade secrets, trademarks or copyrights (collectively, “Intellectual Property”) now owned or hereafter acquired; provided however, that the Collateral shall include all cash, royalty fees, other proceeds, accounts and general intangibles that consist of rights of payment to or on behalf of a Loan Party or proceeds from the sale, licensing or other disposition of all or any part of, or rights in, the Intellectual Property by or on behalf of a Loan Party (“Rights to Payment”).

     3.4. Termination of Security Interest. Upon the date on which all of the Obligations (other than contingent indemnity obligations that survive the termination of this Agreement and for which no claim has been asserted) are indefeasibly repaid in full in cash, all of the Commitments hereunder are terminated, and this Agreement shall have been terminated (the “Termination Date”), and upon receipt of a payoff letter or termination agreement executed by the Loan Parties in form and substance acceptable to Agent, Agent shall, at Loan Parties’ sole cost and expense and without any recourse, representation or warranty, release its Liens in the Collateral.
4. CONDITIONS OF CREDIT EXTENSIONS
     4.1. Conditions Precedent to Initial Term Loan. No Lender shall be obligated to make the Initial Term Loan, or to take, fulfill, or perform any other action hereunder, until the following have been delivered to the Agent (the date on which the Lenders make the Initial Term Loan after all such conditions shall have been satisfied in a manner satisfactory to Agent or waived in accordance with this Agreement, the “Closing Date”):
     (a) a counterpart of this Agreement duly executed by each Loan Party;
     (b) a certificate executed by the Secretary of each Loan Party, the form of which is attached hereto as Exhibit B (the “Secretary’s Certificate”), providing verification of incumbency and attaching (i) such Loan Party’s board resolutions approving the transactions contemplated by this Agreement and the other Debt Documents and (ii) such Loan Party’s governing documents;
     (c) Notes duly executed by Borrower in favor of each applicable Lender;
     (d) filed copies of UCC financing statements, collateral assignments, and terminations statements, with respect to the Collateral, as Agent shall request;
     (e) certificates of insurance evidencing the insurance coverage, and satisfactory additional insured and lender loss payable endorsements, in each case as required pursuant to Section 6.4 herein;
     (f) current UCC lien, judgment, bankruptcy and tax lien search results demonstrating that there are no other security interests or liens on the Collateral, other than Permitted Liens (as defined below);
     (g) a Warrant in favor of each Lender (or its affiliate);
     (h) a certificate of good standing of each Loan Party from the jurisdiction of such Loan Party’s organization and a certificate of foreign qualification from each jurisdiction where such Loan Party’s failure to be so qualified could reasonably be expected to have a Material Adverse Effect (as defined below), in each case as of a recent date acceptable to Agent;
     (i) a landlord consent and/or bailee letter in favor of Agent executed by the landlord or bailee, as applicable, for any third party location where (a) any Loan Party’s principal place of business, (b) any Loan Party’s books or records or (c) tangible Collateral with an aggregate value in excess of $250,000 is located, a form of which is attached hereto as Exhibit C-1 and Exhibit C-2, as applicable (each an “Access Agreement”);
     (j) a legal opinion of Loan Parties’ counsel, in form and substance satisfactory to Agent;

     (k) a completed Automatic Payment Authorization Agreement, a form of which is attached hereto as Exhibit E (the “Automatic Payment Authorization Agreement”);
     (l) a completed perfection certificate, duly executed by each Loan Party (the “Perfection Certificate”), a form of which Agent previously delivered to Borrower;
     (m) one or more Account Control Agreements (as defined below), in form and substance reasonably acceptable to Agent, duly executed by the applicable Loan Parties and the applicable depository or financial institution, for each deposit and securities account to the extent required pursuant to Section 7.10;
     (n) a pledge agreement, governed by the laws of the State of New York, in form and substance satisfactory to Agent, executed by each applicable Loan Party and pledging to Agent, for the benefit of itself and the Lenders, a security interest in (a) 100% of the shares of the outstanding capital stock, of any class, of each U.S. Subsidiary (as defined below) owned by such Loan Party, (b) 66% of the shares of the outstanding voting capital stock and 100% of the shares of the outstanding non-voting capital stock of each Foreign Subsidiary owned by such Loan Party and (c) any and all Indebtedness (as defined in Section 7.2 below) owing to Loan Parties, other than the indebtedness owed to Borrower (as successor in interest to Biomira Inc.) pursuant to that certain Promissory Note issued by Jeffrey Millard dated as of November 8, 2006 in the original principal amount of $127,391 (the “Pledge Agreement”);
     (o) a guaranty agreement (together with any other guaranty that purports to provide for a guaranty of the Obligation, the “Guaranty”), in form and substance satisfactory to Agent, executed by each Guarantor;
     (p) a disbursement instruction letter, in form and substance satisfactory to Agent, executed by each Loan Party, Agent and each Lender (the “Disbursement Letter”);
     (q) all other documents and instruments as Agent may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Agreement (together with the Agreement, the Notes, the Warrants, the Account Control Agreements, the Access Agreements, the Perfection Certificate, the Pledge Agreement, the Guaranty, if any, the Secretary’s Certificate and the Disbursement Letter, and all other agreements, instruments, documents and certificates executed and/or delivered to or in favor of Agent from time to time in connection with this Agreement or the transactions contemplated hereby, the “Debt Documents”); and
     (r) Agent and Lenders shall have received the fees required to be paid by Borrower, if any, and Borrower shall have reimbursed Agent and Lenders for all fees, costs and expenses of closing presented as of the date of this Agreement.
     4.2. Conditions Precedent to All Term Loans. No Lender shall be obligated to make any Term Loan, including the Initial Term Loan, unless the following additional conditions have been satisfied:
     (a) (i) all representations and warranties in Section 5 below shall be true as of the date of such Term Loan; (ii) no Event of Default or any other event, which with the giving of notice or the passage of time, or both, would constitute an Event of Default (such event, a “Default”) has occurred and is continuing or will result from the making of any Term Loan, and (iii) Agent shall have received a certificate from an authorized officer of Borrower on behalf of Borrower and each Loan Party confirming each of the foregoing;

     (b) Agent shall have received the redelivery or supplemental delivery of the items set forth in the following sections to the extent circumstances have changed since the Initial Term Loan: Sections 4.1(b), (e), (f), (i) and (m);
     (c) with respect to the Subsequent Term Loan, Agent shall have received evidence reasonably satisfactory to Agent that at the time of and after giving effect to the Subsequent Term Loan, (1) the START trial for Borrower’s Stimuvax product is continuing or enrollment has been discontinued because such trial has met a positive efficacy endpoint at an interim analysis as determined by an independent data safety monitoring board overseeing such trial, (2) at least one clinical indication continues to be studied in the Borrower’s PX866 program in a manner consistent with similar studies conducted by Borrower in the ordinary course of its business and consistent with its past practice, and (3) Borrower has, at the time of and immediately after giving effect to the Subsequent Term Loan, unrestricted cash and Cash Equivalents (as defined below) in one or more deposit accounts or securities accounts subject to an Account Control Agreement as shown on the consolidated balance sheet of Borrower and its consolidated Subsidiaries (collectively, “Balance Sheet Cash”) in an amount equal to or greater than the product of (A) negative twelve (-12) multiplied by (B) the Cash Burn Amount (as defined below); and
     (d) Agent shall have received such other documents, agreements, instruments or information as Agent shall reasonably request.
     As used herein, the term “Cash Burn Amount” means, with respect to Borrower and its consolidated Subsidiaries, as of any date of determination and based on the financial statements most recently delivered to Agent and the Lenders in accordance with this Agreement:
(a)	(i) the sum of, without duplication, (A) net income (loss), plus (B) depreciation and amortization, minus (C) non-financed capital expenditures, in each case of clauses (A), (B) and (C), for the immediately preceding six (6) month period on a trailing basis, divided by (ii) six (6), minus
(b)	(i) the current portion of interest bearing liabilities due and payable in the immediately succeeding six (6) months divided by (ii) six (6).
5. REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES.
     Each Loan Party, jointly and severally, represents, warrants and covenants to Agent and each Lender that:
     5.1. Due Organization and Authorization. Each Loan Party’s exact legal name is as set forth in the Perfection Certificate and each Loan Party is, and will remain, duly organized, existing and in good standing under the laws of the State of its organization as specified in the Perfection Certificate, has its chief executive office at the location specified in the Perfection Certificate, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations, except where the failure to be so qualified and licensed could not reasonably be expected to have a Material Adverse Effect. This Agreement and the other Debt Documents have been duly authorized, executed and delivered by each Loan Party and constitute legal, valid and binding agreements enforceable in accordance with their terms. The execution, delivery and performance by each Loan Party of each Debt Document executed or to be executed by it is in each case within such Loan Party’s powers.

     5.2. Required Consents. No filing, registration, qualification with, or approval, consent or withholding of objections from, any governmental authority or instrumentality or any other entity or person is required with respect to the entry into, or performance by any Loan Party of, any of the Debt Documents, except any obtained on or before the Closing Date.
     5.3. No Conflicts. The entry into, and performance by each Loan Party of, the Debt Documents will not (a) violate any of the organizational documents of such Loan Party, (b) violate any law, rule, regulation, order, award or judgment applicable to such Loan Party, or (c) result in any breach of or constitute a default under, or result in the creation of any lien, claim or encumbrance on any of such Loan Party’s property (except for liens in favor of Agent, on behalf of itself and Lenders) pursuant to, any indenture, mortgage, deed of trust, bank loan, credit agreement, or other Material Agreement (as defined below) to which such Loan Party is a party. As used herein, “Material Agreement” means (i) the Small Cap Biotech Agreement (as defined below), (ii) any agreement or contract to which such Loan Party is a party and involving the receipt or payment of amounts in cash in the aggregate exceeding $1,000,000 per year and (iii) any agreement or contract to which such Loan Party is a party the termination of which could reasonably be expected to have a Material Adverse Effect. A description of all Material Agreements as of the Closing Date is set forth on Schedule B hereto.
     5.4. Litigation. There are no actions, suits, proceedings or investigations pending against any Loan Party or threatened against any Loan Party in a writing that has been received by any Loan Party before any court, federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any basis thereof, which involves the possibility of any judgment or liability that would reasonably be expected to have a Material Adverse Effect, or which questions the validity of the Debt Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing, nor does any Loan Party have reason to believe that any such actions, suits, proceedings or investigations are threatened. As used in this Agreement, the term “Material Adverse Effect” means a material adverse effect on any of (a) the operations, business, assets, properties, or condition (financial or otherwise) of Borrower, individually, or the Loan Parties taken as a whole, (b) the ability of a Loan Party to perform any of its obligations under any Debt Document to which it is a party, (c) the legality, validity or enforceability of any Debt Document, (d) the rights and remedies of Agent or Lenders under any Debt Document or (e) the validity, perfection or priority of any lien in favor of Agent, on behalf of itself and Lenders, on any of the Collateral.
     5.5. Financial Statements. All financial statements delivered to Agent and Lenders pursuant to Section 6.3 have been prepared in accordance with GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments), and since the date of the most recent audited financial statement, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect. There has been no material adverse deviation from the most recent annual operating plan of Borrower delivered to Agent and Lenders in accordance with Section 6.3.
     5.6. Use of Proceeds; Margin Stock. The proceeds of the Term Loans shall be used for working capital and general corporate purposes. No Loan Party and no Subsidiary of any Loan Party is engaged in the business of purchasing or selling margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System) (“Margin Stock”) or extending credit for the purpose of purchasing Margin Stock. As of the Closing Date, except as set forth on Schedule B, no Loan Party and no Subsidiary of any Loan Party owns any Margin Stock.
     5.7. Collateral. Each Loan Party is the sole and lawful owner of its respective Collateral (except as expressly permitted under this Loan Agreement), and has the sole right and lawful authority to grant the security interest described in this Agreement. The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (a) liens in favor of Agent, on behalf of itself and Lenders, to secure the Obligations, (b) liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar liens, in each case imposed by law and arising in the ordinary course of business, and securing amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of the applicable Loan Party in accordance with GAAP and which do not involve, in the judgment of Agent, any risk of the sale, forfeiture or loss of any of the Collateral (a “Permitted Contest”), (c) liens existing on the date hereof and set forth on Schedule B hereto, (d) liens securing Indebtedness (as defined in Section 7.2 below) permitted under Section 7.2(c) below, provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within 20 days after the, acquisition, repair, improvement or construction of, such property financed by such Indebtedness and (ii) such liens do not extend to any property of a Loan Party other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed by such Indebtedness, (e) licenses described in Section 7.3(d) below, (f) liens in goods in favor of customs and revenue authorities arising as a matter of law, in the ordinary course of business, to secure payment of customs duties in connection with the importation of such goods, (g) liens in favor of other financial institutions arising in connection with deposit or securities accounts held at such institutions, provided that pursuant to an applicable Account Control Agreement, such liens only secure fees and service charges associated with such accounts, as specified in each applicable Account Control Agreement, (h) deposits in the ordinary course of business under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money), (i) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default and (j) liens incurred in connection with Indebtedness expressly permitted by Section 7.2(c) below, provided that any extensions, renewal or replacement lien shall be limited to the property encumbered by the existing lien (all of such liens described in the foregoing clauses (a) through (j) are called “Permitted Liens”).
     5.8. Compliance with Laws.
     (a) Each Loan Party is and will remain in compliance in all material respects with all laws, statutes, ordinances, rules and regulations applicable to it.
     (b) Without limiting the generality of the immediately preceding clause (a), each Loan Party further agrees that it and each of its subsidiaries is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Loan Party nor any of its subsidiaries, affiliates or joint ventures (i) is a person or entity designated by the U.S. Government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. person or entity cannot deal with or otherwise engage in business transactions, (ii) is a person or entity who is otherwise the target of U.S. economic sanctions laws such that a U.S. person or entity cannot deal or otherwise engage in business transactions with such person or entity, or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Debt Document would be prohibited under U.S. law.

     (c) Each Loan Party and each of its subsidiaries is in compliance with (i) the Trading with the Enemy Act of 1917, Ch. 106, 40 Stat. 411, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended, and (iii) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
     (d) Each Loan Party has met the minimum funding requirements of the United States Employee Retirement Income Security Act of 1974 (as amended, “ERISA”) with respect to any employee benefit plans subject to ERISA. No Loan Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.
     5.9. Intellectual Property. The Intellectual Property is and will remain free and clear of all liens, claims and encumbrances of any kind whatsoever, except for Permitted Liens described in clauses (b)(i) and (e) of Section 5.7. No Loan Party has or will become a party to any agreement that would prohibit the granting of a security interest or Lien in such Loan Party’s Intellectual Property (other than (1) this Agreement and (2) agreements with licensees permitted under the terms and conditions of Section 7.3(d) that prohibit or restrict such Loan Party from encumbering or assigning such license (or the Intellectual Property licensed under such license), but only to the extent that such prohibition or restrictive terms are ineffective under applicable law, including, without limitation, Sections 9-406, 9-407, 9-408 or 9-409 of the UCC). As of the Closing Date and each date a Term Loan is advanced to Borrower, no Loan Party has any interest in, or title to any Intellectual Property except as disclosed in the Perfection Certificate. Each Loan Party owns or has rights to use all Intellectual Property material to the conduct of its business, without any actual infringement or claimed infringement that has been asserted against and received in writing by such Loan Party upon the rights of third parties.
     5.10. Solvency. Both before and after giving effect to each Term Loan, the transactions contemplated herein, and the payment and accrual of all transaction costs in connection with the foregoing, both the Borrower (individually) and the Loan Parties (on a consolidated basis) are and will be Solvent. As used herein, “Solvent” means, with respect to the Borrower or the Loan Parties on a particular date, that on such date (a) the fair value of the property of the Borrower or the Loan Parties is greater than the total amount of liabilities, including contingent liabilities, of the Borrower or the Loan Parties; (b) the present fair salable value of the assets of the Borrower or the Loan Parties is not less than the amount that will be required to pay the probable liability of the Borrower or the Loan Parties on its or their debts as they become absolute and matured; (c) the Borrower or the Loan Parties do not intend to, and do not believe that it or they will, incur debts or liabilities beyond the Borrower or the Loan Parties’ ability to pay as such debts and liabilities mature; (d) the Borrower or the Loan Parties are not engaged in a business or transaction, and are not about to engage in a business or transaction, for which the Borrower or the Loan Parties’ property would constitute an unreasonably small capital; and (e) neither the Borrower nor the Loan Parties are “insolvent” within the meaning of Section 101(32) of the United States Bankruptcy Code (11 U.S.C. § 101, et. seq), as amended from time to time. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time (including without limitation the contribution obligations of other guarantors), represents the amount that can be reasonably be expected to become an actual or matured liability.

     5.11. Taxes; Pension. All federal and state (and all material local) tax returns, reports and statements, including information returns, required by any governmental authority to be filed by each Loan Party and its Subsidiaries have been filed with the appropriate governmental authority and all federal and state (and all material local) taxes, levies, assessments and similar charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding taxes, levies, assessments and similar charges or other amounts which are the subject of a Permitted Contest. Proper and accurate amounts have been withheld by each Loan Party from its respective employees for all periods in compliance with applicable laws and such withholdings have been timely paid to the respective governmental authorities. Each Loan Party has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Loan Party has withdrawn from participation in, or has permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of a Loan Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental authority.
     5.12. Full Disclosure. Loan Parties hereby confirm that all of the information disclosed on the Perfection Certificate is true, correct and complete as of the date of this Agreement and is true, correct and complete in all material respects as of the date of each Term Loan other than the Initial Term Loan. No representation, warranty or other statement made by or on behalf of a Loan Party contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading, it being recognized by Agent and Lenders that the projections and forecasts provided by Loan Parties in good faith, including annual operating plans and budgets, and based upon reasonable and stated assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections, forecasts, plans and budgets may differ from the projected or forecasted results.
     5.13. Regulatory Compliance.
     (a) Each Loan Party has all authorizations, approvals, licenses, permits, certificates, and exemptions issued or allowed by the U.S. Food and Drug Administration (“FDA”) or any comparable governmental authority (including but not limited to new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits (hereinafter “Registrations”) that are required to conduct its business as currently conducted. To the knowledge of each Loan Party, neither the FDA nor any comparable governmental authority is considering limiting, suspending, or revoking such Registrations or changing the marketing classification or labeling or other significant parameter affecting the products of the Loan Parties. To the knowledge of each Loan Party, there is no false or misleading information or material omission in any product application or other submission to the FDA or any comparable governmental authority. The Loan Parties have fulfilled and performed their obligations under each Registration, and no event has occurred or condition or state of facts exists which would constitute a breach or default under, or would cause revocation or termination of, any such Registration. To the knowledge of each Loan Party, any third party that is a manufacturer or contractor for the Loan Parties is in compliance with all Registrations required by the FDA or comparable governmental authority and all Public Health Laws insofar as they reasonably pertain to the manufacture of product components or products regulated as medical devices and marketed or distributed by the Loan Parties. “Public Health Laws” means all applicable Requirements of Law (as defined below) relating to the procurement, development, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, sale, or promotion of any drug, medical device, food, dietary supplement, or other product (including, without limitation, any ingredient or component of the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. et seq.) and similar state laws, controlled substances laws, pharmacy laws, or consumer product safety laws.
     (b) All products designed, developed, manufactured, prepared, assembled, packaged, tested, labeled, distributed or marketed by or on behalf of the Loan Parties that are subject to the jurisdiction of the FDA or a comparable governmental authority have been and are being designed, developed, tested, manufactured, prepared, assembled, packaged, distributed, labeled and marketed in compliance with the Public Health Laws and all other applicable laws, statutes, ordinances, rules and regulations (each a “Requirement of Law”), including, without limitation, clinical and non-clinical evaluation, product approval or clearance, good manufacturing practices, labeling, advertising and promotion, record-keeping, establishment registration and device listing, reporting of recalls, and adverse event reporting, and have been and are being tested, investigated, designed, developed, manufactured, prepared, assembled, packaged, labeled, distributed, marketed, and sold in compliance with all applicable Requirements of Law, in each case except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
     (c) Other than obligations arising under the Registrations in the ordinary course of business, no Loan Party is subject to any obligation arising under an administrative or regulatory action, proceeding, or inspection by a governmental authority, including the FDA or any comparable governmental authority, warning letter, notice of violation letter, consent decree, request for information or other written notice, response or commitment made to or with the FDA or any comparable governmental authority, which if not complied with could reasonably be expected to have a Material Adverse Effect. There is no act, omission, event, or circumstance of which any Loan Party has knowledge that would reasonably be expected to give rise to or lead to any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, proceeding or request for information pending against any Loan Party, in each case that could reasonably be expected to have a Material Adverse Effect. To each Loan Party’s knowledge, no Loan Party has any liability (whether actual or contingent) for failure to comply with any Public Health Laws that would reasonably be expected to have a Material Adverse Effect. There has not been any violation of any Public Health Laws by any Loan Party in its product development efforts, submissions, record keeping and reports to the FDA or any other comparable governmental authority that would reasonably be expected to require or lead to investigation, corrective action or enforcement, regulatory or administrative action that would reasonably be expected to have a Material Adverse Effect. To the knowledge of each Loan Party, there are no civil or criminal proceedings relating to any Loan Party or any officer, director or employee of any Loan Party that involve a matter within or related to the FDA’s any other comparable governmental authority’s jurisdiction.
     (d) As of the Closing Date, no Loan Party is undergoing any inspection related to any activities or products of the Loan Parties that are subject to Public Health Laws, or any other governmental authority investigation.
     (e) During the period of six calendar years immediately preceding the Closing Date, no Loan Party has introduced into commercial distribution any products manufactured by or on behalf of any Loan Party or distributed any products on behalf of another manufacturer that were upon their shipment by any Loan Party adulterated or misbranded in violation of 21 U.S.C. § 331. The Loan Parties have not received any written notice or communication from the FDA or comparable governmental authority alleging material noncompliance with any Requirement of Law by any Loan Party. No product manufactured, marketed or distributed by any Loan Party has been seized, withdrawn, recalled, detained, or subject to a suspension (other than in the ordinary course of business) of research, manufacturing, distribution or commercialization activity, and there are no facts or circumstances reasonably likely to cause (i) the seizure, denial, withdrawal, recall, detention, public health notification, safety alert or suspension of manufacturing or other activity relating to any such product; (ii) a change in the labeling of any product suggesting a compliance issue or other risk; or (iii) a termination, seizure or suspension of manufacturing, researching, distributing or marketing of any product manufactured, marketed or distributed by any Loan Party. No proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, revocation, suspension, import detention, or seizure of any product manufactured by or on behalf of any Loan Party are pending or threatened against any Loan Party in a writing that has been received by any Loan Party.
     (f) No Loan Party nor, to the knowledge of any Loan Party, any of its respective officers, directors, employees, agents or contractors (i) have been excluded or debarred from any federal healthcare program (including without limitation Medicare or Medicaid) or any other federal program or (ii) have received notice from the FDA or any other comparable governmental authority with respect to debarment or disqualification of any person that would reasonably be expected to have a Material Adverse Effect. No Loan Party nor, to the knowledge of any Loan Party, any of its respective officers, directors, employees, agents or contractors have been convicted of any crime or engaged in any conduct for which (x) debarment is mandated or permitted by 21 U.S.C. § 335a or (y) such person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act or any similar law. No officer and to the knowledge of each Loan Party, no employee or agent of any Loan Party, has (aa) made any untrue statement of material fact or fraudulent statement to the FDA or any other comparable governmental authority; (bb) failed to disclose a material fact required to be disclosed to the FDA or any other comparable governmental authority; or (cc) committed an act, made a statement, or failed to make a statement that would reasonably be expected to provide the basis for the FDA or any other comparable governmental authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” as set forth in 56 Fed. Reg. 46191 (September 10, 1991).
     (g) Other than pursuant to Material Agreements and other agreements described on Schedule B hereto, no Loan Party has granted rights to design, develop, manufacture, produce, assemble, distribute, license, prepare, package, label, market or sell its products to any other person (other than pursuant to research collaborations entered into in the ordinary course of business) nor is it bound by any agreement that affects any Loan Party’s exclusive right to design, develop, manufacture, produce, assemble, distribute, license, prepare, package, label, market or sell its products.
     (h) Each product in distribution by a Loan Party is, and for the past six years has, been designed, manufactured, prepared, assembled, packaged, labeled, stored, and processed in compliance in all material respects with current Good Manufacturing Practices as set forth in 21 CFR Parts 210 and 211 to the extent applicable. Each Loan Party is in compliance in all material respects with the written procedures, record-keeping and reporting requirements required by the FDA or any comparable governmental authority pertaining to the reporting of adverse events and recalls involving such Loan Party’s products. Each Loan Party’s products in distribution are and have been labeled, promoted, and advertised in accordance with their Registration or within the scope of an exemption from obtaining such Registration.
6. AFFIRMATIVE COVENANTS.
     6.1. Good Standing. Except as expressly permitted pursuant to Section 7.5, each Loan Party shall maintain its and each of its Subsidiaries’ existence and good standing in its jurisdiction of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, in full force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect. “Subsidiary” means, with respect to a Loan Party, any entity the management of which is, directly or indirectly controlled by, or of which an aggregate of more than 50% of the outstanding voting capital stock (or other voting equity interest) is, at the time, owned or controlled, directly or indirectly by, such Loan Party or one or more Subsidiaries of such Loan Party, and, unless the context otherwise requires each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.
     6.2. Notice to Agent. Loan Parties shall provide Agent with (a) notice of any change in any material respect (except that in each case such materiality qualifier shall not be applicable to any representation or warranty that already is expressly qualified or modified by materiality in the text thereof) in the accuracy of the Perfection Certificate or any of the representations and warranties provided in Section 5 above, promptly (but in any event within 3 Business Days) after the date on which any officer of a Loan Party obtains knowledge of the occurrence of any such change (b) notice of the occurrence of any Default or Event of Default, promptly (but in any event within 3 Business Days) after the date on which any officer of a Loan Party obtains knowledge of such occurrence, (c) copies of all material statements, reports and notices delivered by any Loan Party to its securityholders or to Small Cap Biotech (as defined below) under the Small Cap Biotech Agreement, and all material notices sent to any Loan Party by Small Cap Biotech, and all documents filed with the Securities and Exchange Commission (“SEC”) or any securities exchange or governmental authority exercising a similar function, promptly, but in any event within 3 Business Days of delivering or receiving such information to or from such persons, in each case with any confidential or proprietary information therein redacted to the extent necessary to comply with any confidentiality agreement with Small Cap Biotech, (d) a report of any legal actions pending or threatened in writing against and delivered to any Loan Party or any Subsidiary that could result in damages or costs to any Loan Party or any Subsidiary of $250,000 or more promptly, but in any event within 3 Business Days, upon receipt of written notice thereof by a Loan Party, including without limitation any such legal actions alleging potential or actual violations of any Public Health Law, (e) a list of any new domestic and any material new foreign applications or registrations that any Loan Party has made or filed in respect of any Intellectual Property or a material change in status of any outstanding application or registration with respect to Intellectual Property, to be delivered with the next succeeding compliance certificate required to be delivered pursuant to Section 6.3, (f) notice of any amendments to, and copies of all material statements, reports and notices (other than statements, reports and notices delivered in the ordinary course of business) delivered to or by a Loan Party in connection with, any Material Agreement promptly (but in any event within 3 Business Days) upon execution or receipt thereof, (g) any notice that the FDA or comparable governmental authority is limiting, suspending or revoking any Registration, changing the market classification, distribution pathway or parameters or labeling of the products of the Loan Parties, or considering any of the foregoing, promptly (but in any event within 3 Business Days) of Borrower’s receiving written notice of such change or consideration or (h) notice that any Loan Party has become subject to any administrative or regulatory action, FDA inspection, Form FDA 483 observation, warning letter, notice of violation letter, or other enforcement action, notice, response or commitment made to or with the FDA or any comparable governmental authority, or notice that any product of any Loan Party has been seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any product are pending or threatened against any Loan Party, promptly (but in any event within 3 Business Days) of Borrower’s receiving written notice of such action or event; provided that, with respect to any statements, reports, notices or other documents that are filed with the SEC by the Borrower and are required to be delivered to the Agent under this Section 6.2 or under Section 6.3, notification by the Borrower to the Agent of such filing with the SEC shall constitute delivery to the Agent.
     6.3. Financial Statements. Borrower shall deliver to Agent (x) if requested by Agent, unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements within 30 days of each month end, in a form acceptable to Agent and certified by Borrower’s president, chief executive officer or chief financial officer, and (y) quarterly unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements and annual audited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements, certified by a recognized firm of certified public accountants, within 5 days after the statements are required to be provided to the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). All audited financial statements delivered pursuant to this Section 6.3 shall be accompanied by the report of an independent certified public accounting firm approved by Borrower’s audit committee which report shall (i) contain an unqualified opinion, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (ii) not include any explanatory paragraph expressing substantial doubt as to going concern status. All such statements are to be prepared using GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments) and are to be in compliance with applicable SEC requirements. All financial statements delivered pursuant to this Section 6.3 shall be accompanied by a compliance certificate, signed by the chief financial officer of Borrower, in the form attached hereto as Exhibit D. Borrower shall deliver to Agent (i) as soon as available and in any event not later than 30 days after the end of each fiscal year of Borrower, an annual operating plan for Borrower, on a consolidated and, if available, consolidating basis, approved by the Board of Directors of Borrower, for the current fiscal year, in form and substance reasonably satisfactory to Agent and (ii) such budgets, sales projections, or other business, financial, corporate affairs and other information as Agent or any Lender may reasonably request from time to time.
     6.4. Insurance. Each Loan Party, at its expense, shall maintain, and shall cause each Subsidiary to maintain, insurance (including, without limitation, comprehensive general liability, hazard, and business interruption insurance) with respect to all of its properties and businesses (including, the Collateral), in such amounts and covering such risks as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event with deductible amounts, insurers and policies that shall be reasonably acceptable to Agent. Borrower shall deliver to Agent certificates of insurance evidencing such coverage, together with endorsements to such policies naming Agent as a lender loss payee or additional insured, as appropriate, in form and substance satisfactory to Agent. Each policy shall provide that coverage may not be canceled or altered by the insurer except upon 30 days prior written notice to Agent and shall not be subject to co-insurance (except for retentions and deductibles that are set forth in such policies in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amounts that are reasonably acceptable to Agent). Each Loan Party appoints Agent as its attorney-in-fact, if an Event of Default has occurred and is continuing, to make, settle and adjust all claims under and decisions with respect to such Loan Party’s policies of insurance, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Agent shall not act as such Loan Party’s attorney-in-fact unless an Event of Default has occurred and is continuing. The appointment of Agent as any Loan Party’s attorney in fact is a power coupled with an interest and is irrevocable until the

Termination Date. So long as no Default or Event of Default has occurred and is continuing, proceeds of insurance not to exceed $1,000,000 in the aggregate during the term of this Loan Agreement may be applied, at the option of Borrower, to repair or replace the damaged or lost Collateral with similar property used or useful in the Borrower’s business (so long as such repair or replacement occurs less than 180 days after the date such proceeds are received) or to reduce any of the Obligations. During the existence of a Default or Event of Default, proceeds of insurance shall be applied, at the option of Agent, to repair or replace the Collateral or to reduce any of the Obligations.
     6.5. Taxes. Each Loan Party shall, and shall cause each Subsidiary to, timely file all federal and state tax (and all material local) reports and pay and discharge all federal and state (and all material local) taxes, assessments and governmental charges or levies imposed upon it, or its income or profits or upon its properties or any part thereof, before the same shall be in default and before the date on which penalties attach thereto, except to the extent such taxes, assessments and governmental charges or levies are the subject of a Permitted Contest.
     6.6. Agreement with Landlord/Bailee. Unless otherwise agreed to by the Agent in writing, each Loan Party shall obtain and maintain such Access Agreement(s) with respect to any real property on which (a) a Loan Party’s principal place of business, (b) a Loan Party’s books or records or (c) tangible Collateral with an aggregate value in excess of $250,000 is located (other than real property owned by such Loan Party) as Agent may require.
     6.7. Protection of Intellectual Property. Each Loan Party shall take all necessary actions to: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property to the extent material to the conduct of its business now or heretofore conducted by it or proposed to be conducted by it, (b) promptly advise Agent in writing of material infringements of its Intellectual Property of which any Executive Officer of Borrower has knowledge and, should the Intellectual Property be material to such Loan Party’s business, take all commercially reasonable actions to enforce its rights in its Intellectual Property against infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, (c) not allow any Intellectual Property material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent (which consent shall not be unreasonably delayed), and (d) notify Agent promptly, but in any event within 3 Business Days, if it knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) material to its business is reasonably likely to become abandoned or dedicated, or if it receives written notice of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Loan Party’s ownership of any Intellectual Property material to its business, its right to register the same, or to keep and maintain the same. Each Loan Party shall remain liable under each of its Intellectual Property licenses pursuant to which it is a licensee (“Licenses”) to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, unless the failure to observe or perform such conditions or obligations could not reasonably be expected to have in a Material Adverse Effect. None of Agent or any Lender shall have any obligation or liability under any such License by reason of or arising out of this Agreement, the granting of a lien, if any, in such License or the receipt by Agent (on behalf of itself and Lenders) of any payment relating to any such License. None of Agent or any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of a Loan Party under or pursuant to any License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or which it may be entitled at any time or times.

     6.8. Special Collateral Covenants.
     (a) Each Loan Party shall remain in possession of and shall remain the sole lawful owner of its respective Collateral solely at the location(s) specified on the Perfection Certificate, except to the extent expressly permitted under Sections 7.3 or 7.5 hereof; except that Agent, on behalf of itself and Lenders, shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, (ii) any other Collateral in which Agent’s security interest (on behalf of itself and Lenders) may be perfected only by possession and (iii) any Collateral after the occurrence of an Event of Default in connection with the exercise of its remedies hereunder and in accordance with this Agreement and the other Debt Documents.
     (b) Each Loan Party shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, and (iii) use and maintain the Collateral only in compliance with manufacturers’ recommendations and all applicable laws in all material respects.
     (c) Agent and Lenders do not authorize and each Loan Party agrees it shall not (i) part with possession of any of the tangible Collateral (except to Agent (on behalf of itself and Lenders), for maintenance and repair or for a Permitted Disposition), or (ii) remove any tangible Collateral from, or maintain any of the tangible Collateral outside, the continental United States, except as expressly permitted pursuant to Sections 7.2, 7.5 and 7.7.
     (d) Each Loan Party shall pay promptly when due all federal and state (and all material local) taxes, assessments and governmental charges or levies levied or assessed on any of the Collateral on its use, or on this Agreement or any of the other Debt Documents (unless contested pursuant to a Permitted Contest). At its option, Agent may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Each Loan Party agrees to reimburse Agent, on demand, all reasonable costs and expenses incurred by Agent in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Obligations.
     (e) Each Loan Party shall, at all times, keep accurate and complete records of the Collateral.
     (f) Each Loan Party agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral consisting of inventory or equipment shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Agent (on behalf of itself and Lenders). Agent may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, Agent (on behalf of itself and Lenders).
     (g) Each Loan Party shall, during normal business hours, and in the absence of a Default or an Event of Default, upon one Business Day’s prior notice, as frequently as Agent determines to be appropriate, but without unreasonably interfering with such Loan Party’s ordinary business: (i) provide Agent (who may be accompanied by representatives of any Lender) and any of its officers, employees and agents access to the properties, facilities, advisors and employees (including officers) of each Loan Party and to the Collateral, (ii) permit Agent (who may be accompanied by representatives of any Lender), and any of its officers, employees and agents, to inspect, audit and make extracts from any Loan Party’s books and records (or at the request of Agent, deliver true and correct copies of such books and records to Agent), and (iii)

permit Agent (who may be accompanied by representatives of any Lender), and its officers, employees and agents, to inspect, audit, appraise, review, evaluate and make test verifications and counts of the Collateral of any Loan Party. Upon Agent’s written request, each Loan Party will promptly notify Agent in writing of the location of any Collateral. If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Loan Party shall provide such access to Agent and to each Lender at all times and without advance notice. Each Loan Party shall make available to Agent and its auditors or counsel, as promptly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request. In connection with any inspection, audit, appraisal, review, or evaluation conducted pursuant to this Section 6.8(g), the Loan Parties agree, jointly and severally, to pay or reimburse upon demand all reasonable fees, costs and expenses incurred by Agent; provided, however, that unless a Default or Event of Default has occurred, the Borrower shall not be obligated to reimburse Agent for more than two such inspections, audits, appraisals, reviews, or evaluations conducted pursuant to this Section 6.8(g) during any calendar year.
     6.9. [Reserved].
     6.10. Further Assurances. Each Loan Party shall, upon request of Agent, furnish to Agent such further information, execute and deliver to Agent such documents and instruments (including, without limitation, UCC financing statements) and shall do such other acts and things as Agent may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement and the other Debt Documents.
     6.11. Compliance with Law. Each Loan Party shall comply with all applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by any governmental authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Without limiting the generality of the foregoing, each Loan Party shall comply in all material respects with all Public Health Laws and their implementation by any applicable governmental authority and all lawful requests of any governmental authority applicable to such Loan Party’s products. All products developed, manufactured, tested, distributed or marketed by or on behalf of any Loan Party that are subject to the jurisdiction of the FDA or comparable governmental authority shall be developed, tested, manufactured, distributed and marketed in compliance with the Public Health Laws and any other Requirements of Law, including, without limitation, product approval or premarket notification, good manufacturing practices, labeling, advertising, record-keeping, and adverse event reporting, and have been and are being tested, investigated, distributed, marketed, and sold in compliance with Public Health Laws and all other Requirements of Law, in each case except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
     6.12. Additional Subsidiaries. At the time of or prior to the formation or acquisition of any Subsidiary of Borrower, Borrower shall cause to be executed and delivered to Agent the following: (i) by such new Subsidiary other than a Foreign Subsidiary, a Guaranty pursuant to which such Subsidiary shall guarantee the payment and performance of all of the Obligations and pursuant to which Agent, for the benefit of itself and the Lenders, shall be granted a first priority (subject to Permitted Liens) and perfected security interest in all assets of such Subsidiary of the same types constituting “Collateral” under Section 3.1 hereof to secure the Obligations, (ii) by the Borrower or any Guarantor (as applicable) that is such Subsidiary’s direct parent company, an amendment to the Pledge Agreement delivered on the Closing Date or a new Pledge Agreement, governed by the laws of the State of New York, substantially in the form of the Pledge Agreement delivered on the Closing Date (or otherwise in form and substance reasonably satisfactory to Lender), as applicable, and pursuant to which either (1) 100% of the shares of the outstanding capital stock, of any class, of each U.S. Subsidiary or (2) 66% of the shares of the outstanding voting capital stock and 100% of the shares of the outstanding non-voting capital stock of each Foreign Subsidiary shall be pledged to Agent pursuant to such Pledge Agreement, for the benefit of the Lenders, on a first priority and perfected basis under the UCC to secure the Obligations, and (iii) by the Borrower, such other related documents (including closing certificates, legal opinions and other similar documents) as Agent may reasonably request, all in form and substance reasonably satisfactory to Agent; provided, however, that this Section 6.12 shall not operate as a consent to any formation or acquisition of a Subsidiary that is not expressly permitted pursuant to the terms and conditions of this Agreement.
7. NEGATIVE COVENANTS
     7.1. Liens. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, create, incur, assume or permit to exist any lien, security interest, claim or encumbrance on any Collateral or Intellectual Property, except for Permitted Liens, or become a party to any agreement that prohibits the granting of a security interest in or Lien on such Loan Party’s Collateral or Intellectual Property (other than (1) this Agreement and (2) agreements with licensees permitted under the terms and conditions of Section 7.3(d) that prohibit or restrict such Loan Party from encumbering or assigning such license (or the Intellectual Property licensed under such license), but only to the extent that such prohibition or restrictive terms are ineffective under applicable law of the United States or any state thereof, including, without limitation, Sections 9-406, 9-407, 9-408 or 9-409 of the UCC).
     7.2. Indebtedness. Subject to Section 7.14, no Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly create, incur, assume, permit to exist, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (as hereinafter defined), except for (a) the Obligations, (b) Indebtedness existing on the date hereof and set forth on Schedule B to this Agreement, (c) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed $500,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made), (d) extensions, refinancings, modifications, amendments and restatements of Indebtedness set forth in clause (b) or (c) above (such Indebtedness, “Original Indebtedness”), provided that such extension, refinancing, modification, amendment or restatement (i) shall have an aggregate outstanding principal amount not greater than the aggregate principal amount of such Original Indebtedness outstanding at the time of such refinancing, (ii) shall have a maturity no shorter than that of such refinanced Original Indebtedness, (iii) shall not be secured by any property or any lien other than those already securing such refinanced Original Indebtedness and (iv) shall not otherwise be on terms less favorable to the Loan Parties, taken as a whole, than those of such Original Indebtedness, (e) Indebtedness owing by any Loan Party to another Loan Party, provided that (i) each Loan Party shall have executed and delivered to each other Loan Party a demand note (each, an “Intercompany Note”) to evidence such intercompany loans or advances owing at any time by each Loan Party to the other Loan Parties, which Intercompany Note shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Agent pursuant to the Pledge Agreement as additional Collateral for the Obligations, (ii) any and all Indebtedness of any Loan Party to another Loan Party shall be subordinated to the Obligations pursuant to the subordination terms set forth in each Intercompany Note, and (iii) no Default or Event of Default would occur as a result of the incurrence of such Indebtedness at the time of the incurrence of such Indebtedness, and (f) other unsecured Indebtedness in an aggregate principal amount not to exceed $100,000 at any time. The term “Indebtedness” shall mean, with respect to any person, at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such person to pay the deferred purchase price of property or services, but excluding obligations to trade creditors incurred in the ordinary course of business and not past due by more than 90 days, (iv) all capital lease obligations of such person, (v) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (vi) all obligations of such person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (vii) all contingent or non-contingent obligations of such person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (viii) all equity securities of such person subject to repurchase or redemption otherwise than at the sole option of such person, (ix) contingent obligations of such person under an acquisition agreement (but, for the avoidance of doubt, not including any agreement pursuant to which such person licenses the right to use Intellectual Property) to pay amounts to the seller based on the performance of the assets acquired thereunder, (x) all indebtedness secured by a lien on any asset of such person, whether or not such indebtedness is otherwise an obligation of such person, (xi) all net obligations of such person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, and (xii) all obligations or liabilities of others of the types specified in clauses (i) through (xi) guaranteed by such person. For the avoidance of doubt, “Indebtedness” does not include non-cash intercompany liabilities which arise from the transfer of costs due from services performed on behalf of one Loan Party or Subsidiary to another Loan Party or Subsidiary.
     7.3. Dispositions. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, convey, sell, rent, lease, sublease, mortgage, license, transfer or otherwise dispose of (collectively, “Transfer”) any of the Collateral or any Intellectual Property, except for the following (collectively, “Permitted Dispositions”): (a) sales of inventory in the ordinary course of business, (b) (1) Transfers of obsolete or worn-out equipment by a Loan Party or any of its Subsidiaries, and (2) dispositions by a Loan Party or any of its Subsidiaries of tangible assets that are no longer used or useful in the business of such Loan Party or such Subsidiary for cash and fair value so long as (i) no Default or Event of Default exists at the time of such disposition or would be caused after giving effect thereto and (ii) the fair market value of all such assets disposed of does not exceed $250,000 in any fiscal year, (c) Borrower may cause its subsidiary B.C. ULC, a Canada unlimited liability corporation, to dispose of up to 100% of the capital stock of its subsidiary Oncothyreon Canada, a Canada corporation, pursuant to documentation in form and substance satisfactory to Agent, to acquire the rights to Oncothyreon Canada’s net operating losses, (d) non-exclusive and exclusive licenses for the use of any Loan Party’s Intellectual Property in the ordinary course of business, so long as, with respect to each such license, (i) no Default or Event of Default has occurred or is continuing on the date of such license agreement, (ii) the license constitutes an arms-length transaction in the ordinary course of business (and in the case of an exclusive license, made in connection with a bona fide corporate collaboration in the ordinary course of business and approved by the board of directors of the applicable Loan Party) and the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict such Loan Party’s ability to pledge, grant a security interest in or lien on or assign or sell any Intellectual Property (other than terms that prohibit or restrict such Loan Party or Subsidiary from pledging, granting a security interest in or lien on or assigning or selling such license (or the Intellectual Property subject to such license), but only to the extent that such prohibition or restrictive terms are ineffective under applicable law of the United States or any state thereof, including, without limitation, Sections 9-406, 9-407, 9-408 or 9-409 of the UCC), (iii) if such license is entered into by a Loan Party after the date of this Agreement, such Loan Party delivers at least thirty (30) days’ prior written notice and a brief summary of the terms of the license to Agent, (iv) unless such license (or a redacted form thereof) is filed with the SEC, the applicable Loan

Party delivers to Agent copies of the final executed licensing documents in connection with the license promptly upon consummation of the license, with any confidential or proprietary information therein redacted to the extent necessary to comply with such license agreement, and (v) all royalties, milestone payments or other proceeds arising from the licensing agreement are paid to a deposit account that is subject to an Account Control Agreement, and (e) Transfers that are expressly permitted under Section 7.1, 7.2, 7.5, 7.6 or 7.7.
     7.4. Change in Name, Location or Executive Office; Change in Business; Change in Fiscal Year. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) change its name or its state of organization, unless (i) such Loan Party has given at least 30 days’ prior written notification to Agent, (ii) such Loan Party has received written confirmation from Agent (which confirmation shall not be unreasonably delayed) that Agent has taken all actions necessary to continue the perfection of Agent’s liens on the Collateral of such Loan Party, and (iii) such Loan Party has executed and delivered to Agent such agreements and documents as reasonably requested by Agent in connection therewith, (b) relocate its chief executive office without at least 30 days’ prior written notification to Agent, (c) engage in any business other than or reasonably related or incidental to the businesses currently engaged in by such Loan Party or Subsidiary, (d) except in connection with any transaction expressly permitted pursuant to Section 7.3 or 7.5, cease to conduct business substantially in the manner conducted by such Loan Party or Subsidiary as of the date of this Agreement or (e) without at least 30 days’ prior written notification to Agent, change its fiscal year end except to conform to the fiscal year end of Borrower.
     7.5. Mergers or Acquisitions. No Loan Party shall merge or consolidate, and no Loan Party shall permit any of its Subsidiaries to merge or consolidate, with or into any other person or entity (other than mergers or consolidations of (i) a Subsidiary into Borrower in which Borrower is the surviving entity, (ii) a Subsidiary into any other Loan Party in which such Loan Party is the surviving entity and (iii) a Subsidiary which is not a Loan Party into a Subsidiary which is not a Loan Party) or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another person or entity or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of another person or entity. For the avoidance of doubt, this Section 7.5 shall not prohibit any Transfer that qualifies as a Permitted Disposition pursuant to the terms and conditions of Section 7.3.
     7.6. Restricted Payments. Subject to Section 7.14, no Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) declare or pay any dividends or make any other distribution or payment on account of or redeem, retire, defease or purchase any capital stock of the Borrower or its Subsidiaries (other than (i) the payment of dividends to Borrower, or the payment of dividends by any Foreign Subsidiary to its parent entity, and (ii) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase of capital stock pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements or by the cancellation of Indebtedness issued to purchase capital stock, such repurchase and cancellation and any related option exchange or re-pricings, in an aggregate amount not to exceed $100,000 during the term of this Agreement), (b) purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness (other than the Obligations) prior to its scheduled maturity, (c) make any payment in respect of management fees or consulting fees (or similar fees) to any equityholder or other affiliate of Borrower, other than payments made pursuant to bona fide consulting agreements entered into by a Loan Party in the ordinary course of business, or (d) be a party to or bound by an agreement that restricts a Subsidiary from paying dividends or otherwise distributing property to Borrower in respect of the Capital Stock of such Subsidiary.
     7.7. Investments. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly (a) acquire or own, or make any loan, advance or capital contribution (an

“Investment”; for the avoidance of doubt, “Investment” does not include non-cash intercompany receivables which arise from the transfer of costs due to services performed on behalf of one Loan Party or Subsidiary from another Loan Party or Subsidiary) in or to any person or entity, (b) acquire or create any Subsidiary (other than the creation of (1) Subsidiaries organized in a jurisdiction of the United States or any state or territory thereof (each, a “U.S. Subsidiary”) or (2) other Subsidiaries acquired or created for tax purposes, in each case, to engage in businesses reasonably related or incidental to the businesses engaged in by the Loan Parties as of the Closing Date, provided that each of the conditions set forth in Section 6.12 shall have been satisfied on or prior to the date such Subsidiary is created), or (c) engage in any joint venture or partnership with any other person or entity, other than: (i) Investments existing on the date hereof and set forth on Schedule B to this Agreement, (ii) Investments in cash and Cash Equivalents (as defined below), (iii) loans or advances to employees of Borrower or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business as presently conducted, provided that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (iii) shall not exceed $250,000 at any time; (iv) Investments (including debt obligations) received pursuant to an order of the court in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers; (v) Investments consisting of credit extended to customers who are not Affiliates, in the ordinary course of business and on payment terms customary for the industry and regions in which Borrower operates (which payment terms shall not in any event exceed 90 days from the date of invoice), (vi) Investments consisting of promissory notes received from employees, officers or directors (so long as no cash is advanced by Borrower in connection therewith) to finance the purchase of equity securities of Borrower pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors; (vii) Investments by any Loan Party in another Loan Party (provided that the Borrower shall give Agent prior written notice of any such Investment); (viii) Investments by a Loan Party in Subsidiaries that are not Loan Parties in an amount not to exceed $250,000 in any fiscal year; (ix) Investments by a Subsidiary that is not a Loan Party in other Subsidiaries that are not Loan Parties; (x) Investments consisting of in-licensed Intellectual Property in an aggregate amount not to exceed $3,000,000 during the term of this Agreement; and (xi) other Investments in an aggregate amount not to exceed $50,000 at any time (collectively, the “Permitted Investments”). The term “Cash Equivalents” means (v) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (w) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (x) any commercial paper rated at least “A-1” by S&P or “ P-1” by Moody’s and issued by any entity organized under the laws of any state of the United States, (y) any U.S. dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) Agent or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 or (z) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (v), (w), (x) or (y) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (v), (w), (x) and (y) above shall not exceed 365 days. For the avoidance of doubt, “Cash Equivalents” does not include (and each Loan Party is prohibited from purchasing or purchasing participations in) any auction rate securities or other corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a Dutch auction.

     7.8. Transactions with Affiliates. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction with any Affiliate (as defined below) of a Loan Party or any Subsidiary of a Loan Party except for transactions that are (i) in the ordinary course of such Loan Party’s or such Subsidiary’s business and (ii) upon fair and reasonable terms that are no more favorable to such Affiliate than would be obtained in an arm’s length transaction; provided, however, that transactions exclusively between Loan Parties, the transactions described in clause (c) of the definition of “Permitted Disposition”, and other transactions expressly permitted under Section 7.5 do not need to satisfy the preceding clause (ii). As used herein, “Affiliate” shall mean, with respect to a Loan Party or any Subsidiary of a Loan Party, (a) each person that, directly or indirectly, owns or controls 5.0% or more of the stock or membership interests having ordinary voting power in the election of directors or managers of such Loan Party or such Subsidiary, and (b) each person that controls, is controlled by or is under common control with such Loan Party or such Subsidiary.
     7.9. Compliance. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, (a) fail to comply with clauses (b) or (c) of Section 5.8 herein, (b) use any portion of the Term Loans to purchase, become engaged in the business of purchasing or selling, or extend credit for the purpose of purchasing or carrying Margin Stock or (c) fail to comply in any material respect with, or violate in any material respect any other law or regulation (including without limitation any Public Health Law) applicable to it.
     7.10. Deposit Accounts and Securities Accounts. Other than with respect to deposit accounts used solely to fund payroll and withholding taxes, no Loan Party shall directly or indirectly maintain or establish any deposit account or securities account, unless Agent, the applicable Loan Party or Loan Parties and the depository institution or securities intermediary at which the account is or will be maintained enter into a deposit account control agreement or securities account control agreement, as the case may be, in form and substance satisfactory to Agent (an “Account Control Agreement”) (which agreement shall provide, among other things, that (i) such depository institution or securities intermediary has no rights of setoff or recoupment or any other claim against such deposit or securities account (except as agreed to by Agent), other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (ii) such depository institution or securities intermediary shall comply with all instructions of Agent without further consent of such Loan Party or Loan Parties, as applicable, including, without limitation, an instruction by Agent to comply exclusively with instructions of the Agent with respect to such account (such notice, a “Notice of Exclusive Control”)), prior to or concurrently with the establishment of such deposit account or securities account (or in the case of any such deposit account or securities account maintained as of the date hereof, on or before the Closing Date). Agent may only give a Notice of Exclusive Control with respect to any deposit account or securities account at any time at which an Event of Default has occurred and is continuing. At the reasonable request of Agent, Borrower shall create or designate a dedicated deposit account or accounts to be used exclusively for payroll or withholding tax purposes.
     7.11. Amendments to Other Agreements. No Loan Party shall amend, modify or waive any provision of (a) any Material Agreement (unless the net effect of such amendment, modification or waiver is not materially adverse to any Loan Party, Agent or Lenders, it being understood and agreed by the parties that any amendment, modification or waiver to a Material Agreement under which any Loan Party pays for goods or services will not be considered adverse to Agent and Lenders solely because such Loan Party is obligated to make payments under such Material Agreement), or (b) any of such Loan Party’s organizational documents (unless the net effect of such amendment, modification or waiver is not materially adverse to any Loan Party, Agent or Lenders), in each case, without the prior written consent of Agent.

     7.12. Minimum Cash Burn Covenant. As of December 31 of each calendar year, commencing on December 31, 2011, Borrower shall provide evidence to Agent that it has unrestricted cash and Cash Equivalents in one or more deposit accounts or securities accounts subject to an Account Control Agreement in an aggregate amount equal to or greater than the product of (A) negative twelve (-12) multiplied by (B) the Cash Burn Amount at such time.
     7.13. Committed Equity Facility. At all times prior to August 1, 2012 Borrower shall (a) maintain a $20,000,000 committed equity financing facility with Small Cap Biotech Value, Ltd., a British Virgin Islands business company (“Small Cap Biotech”) pursuant to (1) that certain Common Stock Purchase Agreement, dated as of July 6, 2010, by and between Borrower and Small Cap Biotech and (2) any agreements executed in connection therewith (collectively, as the same are amended from time to time in accordance with Section 7.11, the “Small Cap Biotech Agreement”), and (b) have the ability to request “Fixed Requests” under (and as such term is defined in) the Small Cap Biotech Agreement, unless the Borrower has previously requested and drawn all committed amounts available thereunder.
     7.14. Certain Equity Transactions. Notwithstanding any provision herein or in the other Debt Documents to the contrary, in no event shall any Equity Financing Agreement (hereinafter defined), or performance by the Borrower of its obligations under any Equity Financing Agreement, be deemed to be Indebtedness or a transaction prohibited by Section 7.6 (Restricted Payments) for the purposes of any Debt Documents. “Equity Financing Agreements” means, collectively, (1) the agreements and securities to which the Borrower is party or by which it is bound that exist on the date hereof and are listed under the heading “Section 7.14” in Schedule B hereto and (2) any agreements or securities that the Borrower may enter into or issue, or by which it may be bound, after the date hereof in connection with a bona fide equity financing that contain terms and conditions substantially the same as those in the agreements or securities described in clause (1) of this sentence.
8. DEFAULT AND REMEDIES.
     8.1. Events of Default. Loan Parties shall be in default under this Agreement and each of the other Debt Documents if (each of the following, an “Event of Default”):
     (a) Borrower shall fail to pay (i) any principal when due, or (ii) any interest, fees or other Obligations (other than as specified in clause (i)) within a period of 3 days after the due date thereof (other than on any Applicable Term Loan Maturity Date);
     (b) any Loan Party breaches any of its obligations under Section 6.1 (solely as it relates to maintaining its existence), Section 6.2, Section 6.3, Section 6.4, or Article 7;
     (c) any Loan Party breaches any of its other obligations under any of the Debt Documents and fails to cure such breach within 30 days after the earlier of (i) the date on which an executive officer of such Loan Party becomes aware, or through the exercise of reasonable diligence should have become aware, of such failure and (ii) the date on which notice shall have been given to Borrower from Agent;
     (d) any warranty, representation or statement made or deemed made by or on behalf of any Loan Party in any of the Debt Documents or otherwise in connection with any of the Obligations shall be false or misleading in any material respect at the time such warranty, representations or statement was made or deemed to be made;
     (e) (i) any of the Collateral in excess of $100,000 is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or (ii) any legal or administrative proceeding is commenced against any Loan Party or any of the Collateral in excess of $100,000, in each case, which in the good faith judgment of Agent subjects such Collateral to a material risk of attachment, execution, levy, seizure or confiscation and such proceeding is not dismissed or no bond is posted or protective order obtained to negate such risk within 20 days after such proceeding is commenced;
     (f) one or more judgments, orders or decrees shall be rendered against any Loan Party or any Subsidiary of a Loan Party that exceeds by more than $100,000 any insurance coverage applicable thereto (to the extent the relevant insurer has been notified of such claim and has not denied coverage therefor) and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (ii) such judgment, order or decree shall not have been satisfied, vacated or discharged for a period of 20 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof;
     (g) (i) any Loan Party or any Subsidiary of a Loan Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (ii) any proceeding shall be instituted by or against any Loan Party or any Subsidiary of a Loan Party seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Loan Party or such Subsidiary, either such proceedings shall remain undismissed or unstayed for a period of 45 days or more or any action sought in such proceedings shall occur or (iii) any Loan Party or any Subsidiary of a Loan Party shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above;
     (h) an event or development occurs which has a Material Adverse Effect;
     (i) (i) any provision of any Debt Document shall fail to be valid and binding on, or enforceable against, a Loan Party party thereto, or (ii) any Debt Document purporting to grant a security interest to secure any Obligation shall fail to create a valid and enforceable security interest on any Collateral purported to be covered thereby or such security interest shall fail or cease to be a perfected lien with the priority required in the relevant Debt Document, or any Loan Party shall state in writing that any of the events described in clause (i) or (ii) above shall have occurred;
     (j) (i) any Loan Party or any Subsidiary of a Loan Party defaults under any Material Agreement (after any applicable grace period contained therein) where the damages against or other losses incurred by such Loan Party could reasonably be expected to exceed $1,000,000 in the aggregate, (ii) (A) any Loan Party or any Subsidiary of a Loan Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness (other than the Obligations) of such Loan Party or such Subsidiary, and in each case, such failure related to Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $250,000 (“Material Indebtedness”), (B) any other event shall occur or condition shall exist under any contractual obligation relating to any such Material

Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any such Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or (iii) any Loan Party defaults under any lease agreement that meets the criteria for the requirement of an Access Agreement under Section 6.6, and the landlord thereunder commences any action to levy upon any Collateral or remove the Borrower or any Collateral from the premises;
     (k) (i) any of the chief executive officer or the chief financial officer of Borrower as of the date hereof shall cease to be involved in the day to day operations (including research development) or management of the business of Borrower, and a successor (including an interim successor) of such officer appropriately qualified in accordance with industry standards is not appointed within 180 days of such cessation or involvement, (ii) the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) of more than twenty-five percent (25%) of the voting power of the voting stock of Borrower by way of merger or consolidation or otherwise, (iii) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the stockholders of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, (iv) Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding voting capital stock (or other voting equity interest) of each of its Subsidiaries (other than as permitted pursuant to the terms and conditions of Section 7.3(c) or Section 7.5); or (v) a Fundamental Transaction (as defined in the Form of Warrant to Purchase Common Stock issued September 28, 2010 or the Form of Warrant to Purchase Common Stock issued May 26, 2009 (as referenced on Section 7.14 of Schedule B attached hereto), in each case as amended from time to time in accordance with this Agreement) shall have occurred.
     (l) (i) The FDA or any other governmental authority initiates enforcement action that causes any Loan Party to discontinue or suspend marketing of any of its products; (ii) the FDA or any other governmental authority issues a warning letter to any Loan Party with respect to any of its products which could reasonably be expected to have a Material Adverse Effect; (iii) any Loan Party conducts a mandated or voluntary recall of any of its products which could reasonably be expected to result in liability and expense to the Loan Parties of $1,000,000 (to the extent not covered by such Loan Party’s insurance policies) or more, or that could reasonably be expected to have a Material Adverse Effect; or (iv) any Loan Party enters into a settlement agreement with the FDA or any other governmental authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of $1,000,000 (to the extent not covered by such Loan Party’s insurance policies) or more, or that could reasonably be expected to have a Material Adverse Effect.
     8.2. Lender Remedies. If any Event of Default has occurred and is continuing, Agent may, and at the written request of the Requisite Lenders shall, terminate the Commitments with respect to further Term Loans and declare any or all of the Obligations to be immediately due and payable, without demand or notice to any Loan Party and the accelerated Obligations shall bear interest at the Default Rate pursuant to Section 2.6, provided that, upon the occurrence of any Event of Default specified in Section 8.1(g) above, the Obligations shall be automatically accelerated. During the existence of an Event of Default,

Agent shall have (on behalf of itself and Lenders) all of the rights and remedies of a secured party under the UCC, and under any other applicable law. Without limiting the foregoing, during the existence of an Event of Default, Agent shall have the right to, and at the written request of the Requisite Lenders shall, (a) notify any account debtor of any Loan Party or any obligor on any instrument which constitutes part of the Collateral to make payments to Agent (for the benefit of itself and Lenders), (b) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (c) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at such sale, or (d) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the Obligations in accordance with Section 8.4. If requested by Agent, Loan Parties shall promptly assemble the Collateral and make it available to Agent at a place to be designated by Agent. Agent may also render any or all of the Collateral unusable at a Loan Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Agent is required to give to a Loan Party under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least 5 days prior to such action. Effective only upon the occurrence and during the continuance of an Event of Default, each Loan Party hereby irrevocably appoints Agent (and any of Agent’s designated officers or employees) as such Loan Party’s true and lawful attorney to: (i) take any of the actions specified above in this paragraph; (ii) endorse such Loan Party’s name on any checks or other forms of payment or security that may come into Agent’s possession; (iii) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Agent determines to be reasonable; and (iv) do such other and further acts and deeds in the name of such Loan Party that Agent may deem necessary or desirable to enforce its rights in or to any of the Collateral or to perfect or better perfect Agent’s security interest (on behalf of itself and Lenders) in any of the Collateral. The appointment of Agent as each Loan Party’s attorney in fact is a power coupled with an interest and is irrevocable until the Termination Date. For avoidance of doubt, if no Event of Default has occurred and is continuing, Agent will not notify any account debtor of any Loan Party or any obligor on any instrument which constitutes part of the Collateral to make payments to Agent. Agent agrees that any exercise of its rights and remedies in the Collateral pursuant to this Section 8.2 shall be made subject to all rights of any licensee or sublicensee under a license or sublicense that satisfies the provisions of Section 7.3(d) of this Agreement (a “Permitted License”), and no rights of a licensee or sublicensee under a Permitted License shall be terminated solely as a result of such exercise by Agent.
     8.3. Additional Remedies. In addition to the remedies provided in Section 8.2 above, each Loan Party hereby grants to Agent (on behalf of itself and Lenders) and any transferee of Collateral, for the purpose of exercising Agent’s remedies as provided in Section 8.2, if an Event of Default has occurred and is continuing, and for no other purpose, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Loan Party and subject to any exclusive licenses granted in accordance with terms and conditions of Section 7.3(d)) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Loan Party, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that nothing in this Section 8.3 is intended to create a security interest in any assets other than to the extent provided in Article III hereof. Upon the Termination Date, the Agent shall release the license granted pursuant to the first sentence of this Section 8.3.
     8.4. Application of Proceeds. Proceeds from any Transfer of the Collateral or the Intellectual Property (other than Permitted Dispositions) and all payments made to or proceeds of Collateral received by Agent, in each case, during the continuance of an Event of Default may be applied to the Obligations in the Agent’s sole and absolute discretion; provided, however, that nothing in this Section 8.4 is intended to create a security interest in any assets other than to the extent provided in Article III hereof.

9. THE AGENT.
     9.1. Appointment of Agent.
     (a) Each Lender hereby appoints GECC (together with any successor Agent pursuant to Section 9.9) as Agent under the Debt Documents and authorizes the Agent to (a) execute and deliver the Debt Documents and accept delivery thereof on its behalf from Loan Parties, (b) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Agent under such Debt Documents and (c) exercise such powers as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of Agent and Lenders and none of Loan Parties nor any other person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Debt Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Debt Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Debt Document or otherwise a fiduciary or trustee relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Debt Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by GECC or any of its affiliates in any capacity.
     (b) Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Debt Documents (including in any other bankruptcy, insolvency or similar proceeding), and each person making any payment in connection with any Debt Document to any Lender is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Agent and Lenders with respect to any Obligation in any proceeding described in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as collateral agent for Agent and each Lender for purposes of the perfection of all liens created by the Debt Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by the Debt Documents, (vi) except as may be otherwise specified in any Debt Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Debt Documents, applicable law or otherwise and (vii) execute any amendment, consent or waiver under the Debt Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Debt Document by or through any trustee, co-agent, employee, attorney-in-fact and any other person

(including any Lender). Any such person shall benefit from this Article 9 to the extent provided by Agent.
     (c) If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Debt Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Debt Document (a) if such action would, in the opinion of Agent, be contrary to law or any Debt Document, (b) if such action would, in the opinion of Agent, expose Agent to any potential liability under any law, statute or regulation or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Debt Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.
     9.2. Agent’s Reliance, Etc. Neither Agent nor any of its affiliates nor any of their respective directors, officers, agents, employees or representatives shall be liable for any action taken or omitted to be taken by it or them hereunder or under any other Debt Documents, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until such Note has been assigned in accordance with Section 10.1; (b) may consult with legal counsel, independent public accountants and other experts, whether or not selected by it, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Requisite Lenders, (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Debt Documents; (e) shall not have any duty to inspect the Collateral (including the books and records) or to ascertain or to inquire as to the performance or observance of any provision of any Debt Document, whether any condition set forth in any Debt Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default”; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any lien created or purported to be created under or in connection with, any Debt Document or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or the other Debt Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties.
     9.3. GECC and Affiliates. GECC shall have the same rights and powers under this Agreement and the other Debt Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GECC in its individual capacity. GECC and its affiliates may lend money to, invest in, and generally engage in any kind of business with, Borrower, any of Borrower’s Subsidiaries, any of their Affiliates and any person who may do business with or own securities of Borrower, any of Borrower’s Subsidiaries or any such

Affiliate, all as if GECC were not Agent and without any duty to account therefor to Lenders. GECC and its affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GECC as a Lender holding disproportionate interests in the Term Loans and GECC as Agent, and expressly consents to, and waives, any claim based upon, such conflict of interest.
     9.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in Section 6.3 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of each Loan Party and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Term Loans, and expressly consents to, and waives, any claim based upon, such conflict of interest.
     9.5. Indemnification. Lenders shall and do hereby indemnify Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Debt Document or any action taken or omitted to be taken by Agent in connection therewith; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Debt Document, to the extent that Agent is not reimbursed for such expenses by Loan Parties. The provisions of this Section 9.5 shall survive the termination of this Agreement.
     9.6. Successor Agent. Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Debt Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Debt Documents.
     9.7. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.8(e), each Lender is hereby authorized at any time or from time to time upon the direction of Agent, without notice to Borrower or any other person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares of the Obligations. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Term Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Term Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. The term “Pro Rata Share” means, with respect to any Lender at any time, the percentage obtained by dividing (x) the Commitment of such Lender then in effect (or, if such Commitment is terminated, the aggregate outstanding principal amount of the Term Loans owing to such Lender) by (y) the Total Commitment then in effect (or, if the Total Commitment is terminated, the outstanding principal amount of the Term Loans owing to all Lenders).
     9.8. Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.
     (a) Advances; Payments. If Agent receives any payment for the account of Lenders on or prior to 1:00 p.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders after 1:00 p.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day. To the extent that any Lender has failed to fund any such payments and Term Loans (a “Non-Funding Lender”), Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower.

     (b) Return of Payments.
(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Loan Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount (including interest accruing on such amount at the Federal Funds Rate for the first Business Day and thereafter, at the rate otherwise applicable to such Obligation) from such Lender on demand without setoff, counterclaim or deduction of any kind.
(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Loan Party or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Debt Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Loan Party or such other person, without setoff, counterclaim or deduction of any kind.
     (c) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Term Loan or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Term Loan, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Term Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Debt Document or constitute a “Lender” (or be included in the calculation of “Requisite Lender” hereunder) for any voting or consent rights under or with respect to any Debt Document. At Borrower’s request, Agent or a person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such person, all of the Commitments and all of the outstanding Term Loans of that Non-Funding Lender for an amount equal to the principal balance of all Term Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement (as defined below).
     (d) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to Borrower, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Lenders acknowledge that Borrower is required to provide financial statements to Lenders in accordance with Section 6.3 hereto and agree that Agent shall have no duty to provide the same to Lenders.
     (e) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement, the Notes or any other Debt Documents (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent and Requisite Lenders.
10. MISCELLANEOUS.
     10.1. Assignment. Subject to the terms of this Section 10.1, any Lender may make an assignment to an assignee of, or sell participations in, at any time or times, the Debt Documents, its Commitment, Term Loans or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) except in the case of an assignment to a Qualified Assignee (as defined below), require the consent of each Lender (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) require the execution of an assignment agreement in form and substance reasonably satisfactory to, and acknowledged by, Agent (an “Assignment Agreement”); (iii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Commitment and/or Term Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iv) be in an aggregate amount of not less than $1,000,000, unless such assignment is made to an existing Lender or an affiliate of an existing Lender or is of the assignor’s (together with its affiliates’) entire interest of the Term Loans or is made with the prior written consent of Agent; and (v) include a payment to Agent of an assignment fee of $3,500 (unless otherwise agreed by Agent). In the case of an assignment by a Lender under this Section 10.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment and Term Loans, as applicable, or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a “Lender”. In the event any Lender assigns or otherwise transfers all or any part of the Commitments and Obligations, upon the assignee’s or the assignor’s request, Agent shall request that Borrower execute new Notes in exchange for the Notes, if any, being assigned. Agent may amend Schedule A to this Agreement to reflect assignments made in accordance with this Section.
     As used herein, “Qualified Assignee” means (a) any Lender and any affiliate of any Lender and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody’s at the date that it becomes a Lender and in each case of clauses (a) and (b), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that no person proposed to become a Lender after the Closing Date and determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no person or Affiliate of such person proposed to become a Lender after the Closing Date and that holds any subordinated debt or stock issued by any Loan Party or its Affiliates shall be a Qualified Assignee.
     10.2. Notices. All notices, requests or other communications given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth on the signature pages hereto below such parties’ name or in the most recent Assignment Agreement executed by any Lender (unless and until a different address may be specified in a written notice to the other party delivered in accordance with this Section), and shall be deemed given (a) on the date of receipt if delivered by hand, (b) on the date of sender’s receipt of confirmation of proper transmission if sent by facsimile transmission, (c) on the next Business Day after being sent by a nationally-recognized overnight courier, and (d) on the fourth Business Day after being sent by registered or certified mail, postage prepaid. As used herein, the term “Business Day” means and includes any day other than

Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.
     10.3. [Reserved.]
     10.4. Performance. Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the “Borrower” and their respective successors and assigns, and shall inure to the benefit of Agent, Lenders, and their respective successors and assigns.
     10.5. Payment of Fees and Expenses. Loan Parties agree, jointly and severally, to pay or reimburse upon demand for all reasonable and documented fees, costs and expenses incurred by Agent and Lenders in connection with (a) the investigation, preparation, negotiation, execution, administration of, or any amendment, modification, waiver or termination of, this Agreement or any other Debt Document, (b) any legal advice relating to Agent’s rights or responsibilities under any Loan Document, (c) the administration of the Loans and the facilities hereunder and any other transaction contemplated hereby or under the Debt Documents and (d) the enforcement, assertion, defense or preservation of Agent’s and Lenders’ rights and remedies under this Agreement or any other Debt Document, in each case of clauses (a) through (d), including, without limitation, reasonable and documented attorney’s fees and expenses, reasonable fees and expenses of consultants, auditors (including internal auditors) and appraisers and UCC and other corporate search and filing fees and wire transfer fees. Borrower further agrees that such fees, costs and expenses shall constitute Obligations. This provision shall survive the termination of this Agreement.
     10.6. Indemnity. Each Loan Party shall and does hereby jointly and severally indemnify and defend Agent, Lenders, and their respective successors and assigns, and their respective directors, officers, employees, consultants, attorneys, agents and affiliates (each an “Indemnitee”) from and against all liabilities, losses, damages, expenses, penalties, claims, actions and suits (including, without limitation, related reasonable attorneys’ fees and the allocated costs of in-house legal counsel) of any kind whatsoever arising, directly or indirectly, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with this Agreement, the other Debt Documents or any of the transactions contemplated hereby or thereby (the “Indemnified Liabilities”); provided that, no Loan Party shall have any obligation to any Indemnitee with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). Each Loan Party waives, releases and agrees (and shall cause each other Loan Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor. This provision shall survive the termination of this Agreement.
     10.7. Rights Cumulative. Agent’s and Lenders’ rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of Agent or any Lender to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. NONE OF AGENT OR ANY LENDER SHALL BE DEEMED TO HAVE WAIVED ANY OF ITS RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY BORROWER UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY AGENT, REQUISITE LENDERS OR ALL LENDERS, AS APPLICABLE. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.
     10.8. Entire Agreement; Amendments, Waivers.
     (a) This Agreement and the other Debt Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.
     (b) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Debt Document, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, Borrower and Lenders having more than (x) 50% of the aggregate Commitments of all Lenders or (y) if such Commitments have expired or been terminated, 50% of the aggregate outstanding principal amount of the Term Loans (the “Requisite Lenders”). Except as set forth in clause (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.
     (c) No amendment, modification, termination or waiver of any provision of this Agreement or any other Debt Document shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase or decrease any Commitment of any Lender or increase or decrease the Total Commitment (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder (other than waiving the imposition of the Default Rate), (iii) postpone the date fixed for or waive any payment of principal of or interest on any Term Loan, or any fees hereunder, (iv) release all or substantially all of the Collateral, or consent to a transfer of all or substantially all of the Intellectual Property, in each case, except as otherwise expressly permitted in the Debt Documents (which shall be deemed to affect all Lenders), (v) subordinate the lien on all or substantially all of the Collateral granted in favor of the Agent securing the Obligations (which shall be deemed to affect all Lenders), (vi) other than in connection with a merger of Loan Parties permitted pursuant to Section 7.5, release a Loan Party from, or consent to a Loan Party’s assignment or delegation of, such Loan Party’s obligations hereunder and under the other Debt Documents or any Guarantor from its guaranty of the Obligations (which shall be deemed to affect all Lenders) or (vii) amend, modify, terminate or waive Section 8.4, 9.7 or 10.8(b) or (c).
     (d) Notwithstanding any provision in this Section 10.8 to the contrary, no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent hereunder shall be effective unless signed by Borrower, Agent and Requisite Lenders.
     (e) Each Lender hereby consents to the release by Agent of any Lien held by the Agent for the benefit of itself and the Lenders in any or all of the Collateral to secure the Obligations upon (i) the occurrence of any Permitted Disposition pursuant to Section 7.3 and (ii) the termination of the Commitments and the payment and satisfaction in full of the Obligations.
     10.9. Binding Effect. This Agreement shall continue in full force and effect until the Termination Date; provided, however, that the provisions of this Section and Sections 2.3(e), 9.5, 10.5 and 10.6 and the other indemnities contained in the Debt Documents shall survive the Termination Date. The surrender, upon payment or otherwise, of any Note or any of the other Debt Documents evidencing any of the Obligations shall not affect the right of Agent to retain the Collateral for such other Obligations as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement and the grant of the security interest in the Collateral pursuant to Section 3.1 shall automatically be reinstated if Agent or any Lender is ever required to return or restore the payment of all or any portion of the Obligations (all as though such payment had never been made).
     10.10. Use of Logo. Each Loan Party authorizes Agent to use its name, logo and/or trademark without notice to or consent by such Loan Party, in connection with certain promotional materials that Agent may disseminate to the public. The promotional materials may include, but are not limited to, brochures, video tape, internet website, press releases, advertising in newspaper and/or other periodicals, lucites, and any other materials relating the fact that Agent has a financing relationship with Borrower and such materials may be developed, disseminated and used without Loan Parties’ review. Nothing herein obligates Agent to use a Loan Party’s name, logo and/or trademark, in any promotional materials of Agent. Loan Parties shall not, and shall not permit any of its respective Affiliates to, issue any press release or other public disclosure (other than any document filed with any governmental authority relating to a public offering of the securities of Borrower) using the name, logo or otherwise referring to General Electric Capital Corporation, GE Healthcare Financial Services, Inc. or of any of their affiliates, the Debt Documents or any transaction contemplated herein or therein without at least two (2) Business Days prior written notice to and the prior written consent of Agent unless, and only to the extent that, Loan Parties or such Affiliate is required to do so under applicable law and then, only after consulting with Agent prior thereto.
     10.11. Waiver of Jury Trial. EACH OF LOAN PARTIES, AGENT AND LENDERS UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG LOAN PARTIES, AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LOAN PARTIES, AGENT AND/OR LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     10.12. Governing Law. THIS AGREEMENT, THE OTHER DEBT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL; PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT. IF ANY ACTION ARISING OUT OF THIS AGREEMENT OR ANY OTHER DEBT DOCUMENT IS COMMENCED BY AGENT IN THE STATE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR

IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, EACH LOAN PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING, THE AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY (OR ANY PROPERTY) IN THE COURT OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO LOAN PARTIES AT THEIR ADDRESS DESCRIBED IN SECTION 10.2, OR IF SERVED BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAW.
     10.13. Confidentiality. Each Lender and Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Debt Document and designated in writing by any Loan Party as confidential, except that such information may be disclosed (a) with the Borrower’s prior written consent, (b) to such Lender’s or Agent’s Related Persons (as defined below), as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof (provided, however, that any such confidential information consisting of license agreements governing the licensing of Intellectual Property shall only be disclosed to such Lender’s or Agent’s Related Persons in connection with the transactions contemplated by the Loan Documents), (c) to the extent such information presently is or hereafter becomes (i) publicly available other than as a result of a breach of this Section 10.13 or (ii) available to such Lender or Agent or any of their Related Persons, as the case may be, from a source (other than any Loan Party) not known by them to be subject to disclosure restrictions, (d) to the extent disclosure is required by any applicable law, rule, regulation, court decree, subpoena or other legal, administrative, governmental or regulatory request, order or proceeding or otherwise required or demanded by any governmental authority, (e) to the extent necessary or customary for inclusion in league table measurements, (f) (i) to the National Association of Insurance Commissioners or any similar organization or any examiner, if requested by the same or (ii) otherwise to the extent consisting of general portfolio information that does not identify Loan Parties, (g) to current or prospective assignees or participants and to their respective Related Persons, in each case to the extent such assignees, participants or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 10.13 (and such persons or entities may disclose information to their respective Related Persons in accordance with clause (b) above), (h) to any other party hereto, and (i) in connection with the exercise or enforcement of any right or remedy under any Debt Document, in connection with any litigation or other proceeding to which such Lender or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Loan Parties or their Related Persons referring to a Lender or Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 10.13 and those of any other contractual obligation entered into with any Loan Party (whether or not a Debt Document), the terms of this Section 10.13 shall govern. “Related Persons” means, with respect to any person or entity, each affiliate of such person or entity and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such person or entity or any of its affiliates.
     10.14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, each Loan Party, Agent and Lenders, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

BORROWER: ONCOTHYREON INC.
By:	/s/ Robert L. Kirkman, M.D.
	Name:	Robert L. Kirkman, M.D.
	Title:	President

GUARANTORS: BIOMIRA MANAGEMENT, INC.
By:	/s/ Robert L. Kirkman, M.D.
	Name:	Robert L. Kirkman, M.D.
	Title:	President

PROLX PHARMACEUTICALS CORPORATION
By:	/s/ Robert L. Kirkman, M.D.
	Name:	Robert L. Kirkman, M.D.
	Title:	President

Address For Notices For All Loan Parties:
[Name of Loan Party]
c/o ONCOTHYREON INC.
2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
Attention: Julie Eastland, Chief Financial Officer
Phone: (206) 801-2112
Facsimile: (206) 801-2101
ONCOTHYREON INC.
LOAN AND SECURITY AGREEMENT
SIGNATURE PAGE

AGENT AND LENDER: GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ Peter Gibson
	Name:	Peter Gibson
	Title:	Duly Authorized Signatory

Address For Notices:
General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: Senior Vice President of Risk — Life Science Finance
Phone: (301) 961-1640
Facsimile: (301) 664-9855
With a copy to:
General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
Phone: (301) 961-1640
Facsimile: (301) 664-9866
ONCOTHYREON INC.
LOAN AND SECURITY AGREEMENT
SIGNATURE PAGE

SCHEDULE A
COMMITMENTS

Name of Lender	Commitment of such Lender	Pro Rata Share
General Electric Capital Corporation	$12,500,000	100%

TOTAL	$12,500,000	100%

SCHEDULE B
DISCLOSURES

EXHIBIT A
FORM OF PROMISSORY NOTE
[February __, 2011]
FOR VALUE RECEIVED, ONCOTHYREON INC., a Delaware corporation located at the address stated below (the “Borrower”), promises to pay to the order of General Electric Capital Corporation or any subsequent holder hereof (each, a “Lender”), the principal sum of Twelve Million and Five Hundred Thousand and No/100 Dollars ($12,500,000) or, if less, the aggregate unpaid principal amount of all Term Loans made by Lender to or on behalf of Borrower pursuant to the Agreement (as hereinafter defined). All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Agreement.
This Promissory Note is issued pursuant to that certain Loan and Security Agreement, dated as of February __, 2011, among Borrower, the guarantors from time to time party thereto, General Electric Capital Corporation, as agent, [the other lenders signatory thereto], and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), is one of the Notes referred to therein, and is entitled to the benefit and security of the Debt Documents referred to therein, to which Agreement reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made.
The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Agreement. The terms of the Agreement are hereby incorporated herein by reference.
All payments shall be applied in accordance with the Agreement. The acceptance by Lender of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Lender’s right to receive payment in full at such time or at any prior or subsequent time.
All amounts due hereunder and under the other Debt Documents are payable in the lawful currency of the United States of America. Borrower hereby expressly authorizes Lender to insert the date value as is actually given in the blank space on the face hereof and on all related documents pertaining hereto.
This Note is secured as provided in the Agreement and the other Debt Documents. Reference is hereby made to the Agreement and the other Debt Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security interest, the terms and conditions upon which the security interest was granted and the rights of the holder of the Note in respect thereof.
Time is of the essence hereof. If Lender does not receive from Borrower payment in full of any Scheduled Payment or any other sum due under this Note or any other Debt Document within 3 days after its due date, Borrower agrees to pay the Late Fee in accordance with the Agreement. Such Late Fee will be immediately due and payable, and is in addition to any other costs, fees and expenses that Borrower may owe as a result of such late payment.
This Note may be voluntarily prepaid only as permitted under Section 2.4 of the Agreement. After an Event of Default, this Note shall bear interest at a rate per annum equal to the Default Rate pursuant to Section 2.6 of the Agreement.

Borrower and all parties now or hereafter liable with respect to this Note, hereby waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agree to pay (if permitted by law) all expenses incurred in collection, including reasonable attorneys’ fees and expenses, including without limitation, the allocated costs of in-house counsel.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless such variation or modification is made in accordance with Section 10.8 of the Agreement. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.
IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

ONCOTHYREON INC.
By:
Name:
Title:
Federal Tax ID #:
Address:

EXHIBIT B
SECRETARY’S CERTIFICATE OF AUTHORITY
[DATE]
          Reference is made to the Loan and Security Agreement, dated as of [_______ ___, ___] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among [Borrower Name], a [__________] [corporation/limited liability company/limited liability partnership/limited partnership] (the “Borrower”), the guarantors from time to time party thereto, General Electric Capital Corporation, a Delaware corporation (“GECC”), as a lender and as agent (in such capacity, together with its successors and assigns in such capacity, “Agent”), and the other lenders signatory thereto from time to time (GECC and such other lenders, the “Lenders”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.
I, [_________________________], do hereby certify that:
(i) I am the duly elected, qualified and acting [Assistant] Secretary of [INSERT NAME OF LOAN PARTY] (the “Company”);
(ii) attached hereto as Exhibit A is a true, complete and correct copies of the Company’s [Certificate/Articles of Incorporation or Articles of Organization/Certificate of Formation] and the [Bylaws/LLC Agreement/Partnership Agreement], each of which is in full force and effect on and as of the date hereof;
(iii) each of the following named individuals is a duly elected or appointed, qualified and acting officer of the Company who holds the offices set opposite such individual’s name, and such individual is authorized to sign the Debt Documents to which the Company is a party and all other notices, documents, instruments and certificates to be delivered pursuant thereto, and the signature written opposite the name and title of such officer is such officer’s genuine signature:

Name	Title	Signature

(iv) attached hereto as Exhibit B are true, complete and correct copies of resolutions adopted by the Board of Directors/Members of the Company (the “Board”) authorizing the execution, delivery and performance of the Debt Documents to which the Company is a party, which resolutions were duly adopted by the Board on [DATE] and all such resolutions are in full force and effect on the date hereof in the form in which adopted without amendment, modification, rescission or revocation;
(v) the foregoing authority shall remain in full force and effect, and Agent and each Lender shall be entitled to rely upon same, until written notice of the modification, rescission or revocation of same, in whole or in part, has been delivered to Agent and each Lender, but no such modification, rescission or revocation shall, in any event, be effective with respect to any documents executed or actions taken in reliance upon the foregoing authority before said written notice is delivered to Agent and each Lender; and
(vi) no Default or Event of Default exists under the Agreement, and all representations and warranties of the Company in the Debt Documents are true and correct in all respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all respects on and as of such earlier date.
[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above

Name:
Title:	[Assistant] Secretary

     The undersigned does hereby certify on behalf of the Company that he/she is the duly elected or appointed, qualified and acting [TITLE] of the Company and that [NAME FROM ABOVE] is the duly elected or appointed, qualified and acting [Assistant] Secretary of the Company, and that the signature set forth immediately above is his/her genuine signature.

Name:
Title:

EXHIBIT B TO SECRETARY’S CERTIFICATE OF AUTHORITY
FORM OF RESOLUTIONS
BOARD RESOLUTIONS
_____________ ___, 200_
WHEREAS, [__________], a __________ _________ (“Borrower”) has requested that General Electric Capital Corporation, a Delaware corporation (“GECC”), as agent (in such capacity, the “Agent”) and lender, and certain other lenders (GECC and such other lenders, collectively, the “Lenders”) provide a credit facility in an original principal amount not to exceed $[______________] (the “Credit Facility”); and
WHEREAS, the terms of the Credit Facility are set forth in a loan and security agreement by and among Borrower, the guarantors from time to time party thereto, Agent, and the Lenders and certain related agreements, documents and instruments described in detail below; and
[WHEREAS, as a subsidiary of Borrower, __________, the “Company”) will benefit from the making of the loan(s) to Borrower under the Credit Facility; and]
WHEREAS, the Board of Directors of [Borrower] [Company] (the “Directors”) deems it advisable and in the best interests of [Borrower] [Company] to execute, deliver and perform its obligations under those transaction documents described and referred to below.
NOW, THEREFORE, be it
RESOLVED, that the Credit Facility be, and it hereby is, approved; and further
RESOLVED, that the form of Loan and Security Agreement (the “Loan and Security Agreement”), by and among [Borrower], [Company,] the other Borrowers from time to time party thereto, the [other] guarantors from time to time party thereto, Agent and the Lenders, as presented to the Directors, be and it hereby is, approved and the [President, the Chief Executive Officer, Chief Financial Officer, the Vice President or Treasurer] of [Borrower] [Company] (collectively, the “Proper Officers”) be, and each of them hereby is, authorized and directed on behalf of [Borrower] [Company] to execute and deliver to Agent the Loan and Security Agreement, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further
[RESOLVED, that the form of Promissory Note (the “Note”), as presented to the Directors, be, and it hereby is, approved and the Proper Officers be, and each of them hereby is, authorized and directed on behalf of Borrower to execute and deliver to Lender one or more promissory Notes, in substantially the form as presented to the Directors, with such changes as the Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further]
[RESOLVED, that the form(s) of [Intellectual Property Security Agreement] [Pledge Agreement] [and] [Account Control Agreement] [(collectively, the “Security Documents”)] [and the form of the Preferred Stock Warrant,] [Disbursement Letter,] [Guaranty,] [INCLUDE OTHER DOCUMENTS AS APPROPRIATE] (together with the Security Documents, the “Ancillary Documents”), each as presented to the Directors, be, and each of them hereby is, approved and the Proper Officers be, and each of them hereby is, authorized and directed on behalf of Borrower to execute and deliver to Agent each of the Ancillary Documents, in substantially the form as presented to the Directors, with such changes as the

Proper Officers may approve, such approval to be conclusively evidenced by execution and delivery thereof; and further]
RESOLVED, that the Proper Officers be, and each of them hereby is, authorized and directed to execute and deliver any and all other agreements, certificates, security agreements, financing statements, indemnification agreements, instruments and documents (together with the Loan and Security Agreement, [and] the Notes [, and the Ancillary Documents], the “Debt Documents”) and take any and all other further action, in each case, as may be required or which they may deem appropriate, on behalf of [Borrower] [Company], in connection with the Credit Facility and carrying into effect the foregoing resolutions, transactions and matters contemplated thereby; and further
RESOLVED, that [Borrower] [Company] is hereby authorized to perform its obligations under the Debt Documents, [including, without limitation, the borrowing of any advances made under the Credit Facility and] the granting of any security interest in [Borrower’s] [Company’s] assets contemplated thereby to secure [Borrower’s] [Company’s] obligations in connection therewith; and further
RESOLVED, that in addition to executing any documents approved in the preceding resolutions, the Secretary or any Assistant Secretary of [Borrower] [Company] may attest to such Debt Documents, the signature thereon or the corporate seal of [Borrower] [Company] thereon; and further
RESOLVED, that any actions taken by the Proper Officers prior to the date of these resolutions in connection with the transactions contemplated by these resolutions are hereby ratified and approved; and further
RESOLVED, that these resolutions shall be valid and binding upon [Borrower] [Company].

EXHIBIT C-1
FORM OF LANDLORD CONSENT
[Landlord]
[Address]
[__________, ____]
Ladies and Gentlemen:
     General Electric Capital Corporation (together with its successors and assigns, if any, “Agent”) and certain other lenders (the “Lenders”) have entered into, or is about to enter into, a Loan and Security Agreement, dated as of [DATE] (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) with [CUSTOMER NAME] (“Borrower”) [and __________ (“Company”)], pursuant to which [Borrower] [Company] has granted, or will grant, to Agent, on behalf of itself and the Lenders, a security interest in certain assets of [Borrower] [Company], including, without limitation, all of [Borrower’s] [Company’s] cash, cash equivalents, accounts, books and records, goods, inventory, machinery, equipment, furniture and trade fixtures (such as equipment bolted to floors), together with all addition, substitutions, replacements and improvements to, and proceeds, including, insurance proceeds, of the foregoing, but excluding building fixtures (such as plumbing, lighting and HVAC systems (collectively, the “Collateral”). Some or all of the Collateral is, or will be, located at certain premises known as [__________________] in the City or Town of [_____________, County of _________________________ and State of _______] (“Premises”), and [Borrower] [Company] occupies the Premises pursuant to a lease, dated as of [DATE], between [Borrower] [Company], as tenant, and you, [NAME], as [owner/landlord/mortgagee/realty manager] (as amended, restated, supplemented or otherwise modified from time to time, the “Lease”).
     By your signature below, you hereby agree (and we shall rely on your agreement) that: (i) the Lease is in full force and effect and you are not aware of any existing defaults thereunder, (ii) the Collateral is, and shall remain, personal property regardless of the method by which it may be, or become, affixed to the Premises; (iii) you agree to use your best efforts to provide Agent with written notice of any default by [Borrower] [Company] under the Lease resulting in a termination of the Lease (“Default Notice”) and Agent shall have the right, but not the obligation to cure such default within 15 days following Agent’s receipt of such Default Notice, (iv) your interest in the Collateral and any proceeds thereof (including, without limitation, proceeds of any insurance therefor) shall be, and remain, subject and subordinate to the interests of Agent and you agree not to levy upon any Collateral or to assert any landlord lien, right of distraint or other claim against the Collateral for any reason; (v) Agent, and its employees and agents, shall have the right, from time to time, to enter into the Premises for the purpose of inspecting the Collateral; and (vi) Agent, and its employees and agents, shall have the right, upon any default by [Borrower] [Company] under the Agreement, to enter into the Premises and to remove or otherwise deal with the Collateral, including, without limitation, by way of public auction or private sale (provided that, if Agent conducts a public auction or private sale of the Collateral at the Premises, Agent shall use reasonable efforts to notify Landlord first and to hold such auction or sale in a manner that would not unduly disrupt Landlord’s or any other tenant’s use of the Premises). Agent agrees to repair or reimburse you for any physical damage actually caused to the Premises by Agent, or its employees or agents, during any such removal or inspection (other than ordinary wear and tear), provided that it is understood by the parties hereto that Agent shall not be liable for any diminution in value of the Premises caused by the removal or absence of the Collateral therefrom. You hereby acknowledge that Agent shall have no obligation to remove or dispose of the Collateral from the Premises and no action by Agent pursuant to this Consent shall be deemed to be an assumption by Agent of any obligation under the Lease and, except as provided in the immediately preceding sentence, Agent shall not have any obligation to you.

     You hereby acknowledge and agree that [Borrower’s] [Company’s] granting of a security interest in the Collateral in favor of Agent, on behalf of itself and the Lenders, shall not constitute a default under the Lease nor permit you to terminate the Lease or re-enter or repossess the Premises or otherwise be the basis for the exercise of any remedy available to you.
     This Consent and the agreements contained herein shall be binding upon, and shall inure to the benefit of, any successors and assigns of the parties hereto (including any transferees of the Premises). This Consent shall terminate upon the indefeasible payment of Borrower’s indebtedness in full in immediately available funds and the satisfaction in full of Borrower’s [and Company’s] performance of its obligations under the Agreement and the related documents.
     This Consent and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page of this Consent or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.

     We appreciate your cooperation in this matter of mutual interest.

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent
By:
Name:
Title:

General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: Senior Vice President of Risk — Life Science Finance
Phone: (301) 961-1640
Facsimile: (301) 664-9855

With a copy to:

General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
Phone: (301) 961-1640
Facsimile: (301) 664-9866

AGREED TO AND ACCEPTED BY: [NAME], as [owner/landlord/mortgagee/realty manager]
By:
Name:
Title:

Address:
AGREED TO AND ACCEPTED BY:

[NAME OF LOAN PARTY]
By:
Name:
Title:

Interest in the Premises (check applicable box)
     ☐ Owner
     ☐ Mortgagee
     ☐ Landlord
     ☐ Realty Manager
Address:

EXHIBIT C-2
FORM OF BAILEE CONSENT
[Letterhead of GE Capital]
_____ ___, 200__
[NAME OF BAILEE]
________________
________________
Dear Sirs:
     Re: [Name of the Loan Party] (the “Company”)
     Please accept this letter as notice that we have entered into or may enter into financing arrangements with the Company under which the Company has granted to us continuing security interests in substantially all personal property and assets of the Company and the proceeds thereof, including, without limitation, certain equipment owned by the Company held by you at the manufacturing facility (the “Premises”) owned by you and located at [______________](the “Personal Property”).
     Please acknowledge that as a result of such arrangements, you are holding all of the Personal Property solely for our benefit and subject only to the terms of this letter and our instructions; provided, however, that until further written notice from us, you are authorized to use and/or release any and all of the Personal Property in your possession as directed by the Company in the ordinary course of business. The foregoing instructions shall continue in effect until we modify them in writing, which we may unilaterally do without any consent or approval from the Company. Upon receipt of our instructions, you agree that (a) you will release the Personal Property only to us or our designee; (b) you will cooperate with us in our efforts to assemble, sell (whether by public or private sale), take possession of, and remove all of the Personal Property located at the Premises; (c) you will permit the Personal Property to remain on the Premises for forty-five (45) days after your receipt of our instructions or at our option, to have the Personal Property removed from the Premises within a reasonable time, not to exceed forty-five (45) days after your receipt of our instructions; (d) you will not hinder our actions in enforcing our liens on the Personal Property; and (e) after receipt of our instructions, you will abide solely by our instructions with respect to the Personal Property, and not those of the Company.
     You hereby waive and release in our favor: (a) any contractual lien, security interest, charge or interest and any other lien which you may be entitled to whether by contract, or arising at law or in equity against any Personal Property; (b) any and all rights granted under any present or future laws to levy or distrain for rent or any other charges which may be due to you against the Personal Property; and (c) any and all other claims, liens, rights of offset, deduction, counterclaim and demands of every kind which you have or may hereafter have against the Personal Property.
     You agree that (i) you have not and will not commingle the Personal Property with any other property of a similar kind owned or held by you in any manner such that the Personal Property is not readily identifiable, (ii) you have not and will not issue any negotiable or non-negotiable documents or instruments relating to the Personal Property, and (iii) the Personal Property is not and will not be deemed to be fixtures.

     Notwithstanding the foregoing, all of your charges of any nature whatsoever shall continue to be charged to and paid by the Company and we shall not be liable for such charges.
     You hereby authorize us to file at any time such financing statements naming you as the debtor/bailee, Company as the secured party/bailor, and us as the Company’s assignee, indicating as the collateral goods of the Company now or hereafter in your custody, control or possession and proceeds thereof, and including any other information with respect to the Company required under the Uniform Commercial Code for the sufficiency of such financing statement or for it to be accepted by the filing office of any applicable jurisdiction (and any amendments or continuations with respect thereto).
     The arrangement as outlined herein is to continue without modification, until we have given you written notice to the contrary.
     EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER.
     Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.
     The terms and conditions contained herein are to be construed and enforced in accordance with the laws of the State of New York.
     This terms and conditions contained herein shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

The Company has signed below to indicate its consent to and agreement with the foregoing arrangements, terms and conditions. By your signature below, you hereby agree to be bound by the terms and conditions of this letter.

Very truly yours, GENERAL ELECTRIC CAPITAL CORPORATION
By:
Name:
	Title:	Duly Authorized Signatory

General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: Senior Vice President of Risk — Life Science Finance
Phone: (301) 961-1640
Facsimile: (301) 664-9855

With a copy to:

General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
Phone: (301) 961-1640
Facsimile: (301) 664-9866

Agreed to:
[NAME OF LOAN PARTY]

By:
Name:
Title:
Address:

[NAME OF BAILEE]

By:
Name:
Title:
Address:

EXHIBIT D
COMPLIANCE CERTIFICATE
[DATE]
          Reference is made to the Loan and Security Agreement, dated as of February 8, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Oncothyreon Inc., a Delaware corporation (the “Borrower”), the guarantors from time to time party thereto, General Electric Capital Corporation, a Delaware corporation (“GECC”), in its capacity as agent (in such capacity, together with its successors and assigns, in such capacity, the “Agent”) and lender, and the other lenders signatory thereto (GECC and such other lenders, the “Lenders”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Agreement.
The undersigned officer hereby certifies on behalf of the Borrower as of the date hereof, in her/his capacity as the [TITLE] of the Borrower and not in her/his personal capacity, as follows:
(i) I am the duly elected, qualified and acting [TITLE] of Borrower;
(ii) attached hereto as Exhibit A are [the monthly financial statements]/[annual audited financial statements]/[quarterly financial statements] as required under Section 6.3 of the Agreement and that such financial statements are prepared in accordance with GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end audit adjustments);
     (iii) no Default or Event of Default has occurred under the Agreement which has not been previously disclosed, in writing, to Agent [except as described below — only include if a Default or Event of Default has occurred and describe if applicable];
(iv) all representations and warranties of the Loan Parties stated in the Debt Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date (except that in each case such materiality qualifiers shall not be applicable to any representation or warranty that already is expressly qualified or modified by materiality in the text thereof); and
(v) no Loan Party owns any Margin Stock as of the date hereof.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the first date written above

Name:
Title:

EXHIBIT E
AUTOMATIC PAYMENT AUTHORIZATION AGREEMENT
Introduction
When you use the automatic payment service, the payment is automatically made by electronic transfer directly from your bank account at the financial institution specified below. An “authorized check signer” must complete, sign and submit one copy of this Authorization Agreement.
Authorization Agreement for Automatic Payment Service (ACH Debits)
1. Oncothyreon Inc. (“Borrower”) hereby authorizes General Electric Capital Corporation (“Agent”) to initiate debit entries for amounts due under the Loan and Security Agreement, dated as of February 8, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower, the guarantors form time to time party thereto, Agent and the lenders from time to time party thereto. Capitalized terms used herein but not defined herein are used herein as defined in the Loan Agreement.
2. Borrower understands that the payment of all Obligations are solely its responsibility. If payment is not satisfied due to account closure, insufficient funds, or cancellation of any required automated payment services, Borrower agrees to remit payment plus any applicable late charges as set forth in the Loan Agreement.
3. It is incumbent upon Borrower to give written notice to Agent of any changes to this Authorization Agreement or the below referenced bank account information 10 days prior to payment date. Borrower may revoke this Authorization Agreement by giving 10 days written notice to Agent unless otherwise stipulated in the Loan Agreement.
4. If the account identified below is a joint account, all of the account holders must sign this Authorization Agreement.
Account
Provide the following information regarding the account to be debited.

Account type: ☐ Checking ☐ Savings

Financial Institution:

Name of Account:

Address of Financial Institution:

City/State/Zip:

Account #:

ABA Routing #:

ONCOTHYREON INC.
By:
Name:
Title:

[INSERT NAME OF EACH JOINT-ACCOUNT HOLDER, IF ANY]
By:
Name:
Title:

EXHIBIT F
FORM OF WARRANT
[See Exhibit 10.3]

Exhibit 10.2
PROMISSORY NOTE
February 8, 2011
FOR VALUE RECEIVED, ONCOTHYREON INC., a Delaware corporation located at the address stated below (the “Borrower”), promises to pay to the order of General Electric Capital Corporation or any subsequent holder hereof (each, a “Lender”), the principal sum of Twelve Million and Five Hundred Thousand and No/100 Dollars ($12,500,000) or, if less, the aggregate unpaid principal amount of all Term Loans made by Lender to or on behalf of Borrower pursuant to the Agreement (as hereinafter defined). All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Agreement.
This Promissory Note is issued pursuant to that certain Loan and Security Agreement, dated as of February 8, 2011, among Borrower, the guarantors from time to time party thereto, General Electric Capital Corporation, as agent, and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), is one of the Notes referred to therein, and is entitled to the benefit and security of the Debt Documents referred to therein, to which Agreement reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made.
The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Agreement. The terms of the Agreement are hereby incorporated herein by reference.
All payments shall be applied in accordance with the Agreement. The acceptance by Lender of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Lender’s right to receive payment in full at such time or at any prior or subsequent time.
All amounts due hereunder and under the other Debt Documents are payable in the lawful currency of the United States of America. Borrower hereby expressly authorizes Lender to insert the date value as is actually given in the blank space on the face hereof and on all related documents pertaining hereto.
This Note is secured as provided in the Agreement and the other Debt Documents. Reference is hereby made to the Agreement and the other Debt Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security interest, the terms and conditions upon which the security interest was granted and the rights of the holder of the Note in respect thereof.
Time is of the essence hereof. If Lender does not receive from Borrower payment in full of any Scheduled Payment or any other sum due under this Note or any other Debt Document within 3 days after its due date, Borrower agrees to pay the Late Fee in accordance with the Agreement. Such Late Fee will be immediately due and payable, and is in addition to any other costs, fees and expenses that Borrower may owe as a result of such late payment.
This Note may be voluntarily prepaid only as permitted under Section 2.4 of the Agreement. After an Event of Default, this Note shall bear interest at a rate per annum equal to the Default Rate pursuant to Section 2.6 of the Agreement.
Borrower and all parties now or hereafter liable with respect to this Note, hereby waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agree to pay (if permitted by law) all expenses incurred in collection, including reasonable attorneys’ fees and expenses, including without limitation, the allocated costs of in-house counsel.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless such variation or modification is made in accordance with Section 10.8 of the Agreement. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.
IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

ONCOTHYREON INC.
By:	/s/ Robert L. Kirkman, M.D.
	Name:	Robert L. Kirkman, M.D.
	Title:	President and CEO
Federal Tax ID #: 26-0868560
	Address:	2601 Fourth Avenue, Suite 500 Seattle, Washington 98121

Exhibit 10.3

NEITHER THE SALE AND ISSUANCE OF THIS WARRANT NOR THE ISSUANCE OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUBJECT TO SECTION 6 BELOW, NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITH AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER TO THAT EFFECT FROM THE SECURITIES AND EXCHANGE COMMISSION
WARRANT TO PURCHASE _________ SHARES OF COMMON STOCK
__________ ___, 2011
THIS CERTIFIES THAT, for value received, __________ (“Holder”) is entitled to subscribe for and purchase __________ (________) shares of fully paid and nonassessable Common Stock of Oncothyreon Inc., a Delaware corporation (the “Company”), at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Common Stock” shall mean Company’s presently authorized common stock, $0.0001 par value per share, and any stock into which such common stock may hereafter be converted or exchanged and the term “Warrant Shares” shall mean the shares of Common Stock which Holder may acquire pursuant to this Warrant and any other shares of stock into which such shares of Common Stock may hereafter be converted or exchanged.
1. Warrant Price. The “Warrant Price” shall initially be __________and ___/100 dollars ($______) per share, subject to adjustment as provided in Section 7 below.
2. Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. New York time on the seventh anniversary of the date of this Warrant (the “Expiration Date”).
3. Method of Exercise or Conversion; Payment; Issuance of Shares; Issuance of New Warrant.
(a) Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part, by the surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company (as set forth in Section 19 below) and, unless the Holder exercises the Warrant pursuant to Section 3(b), by payment to Company, by certified or bank check, or wire transfer of immediately available funds, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased. The date that the last of the original Warrant, Notice of Exercise and, if applicable, payment is received by the Company shall be referred to as the “Exercise Date.” In the event of any exercise of the rights represented by this Warrant pursuant to this Section 3, certificates for the shares of stock so purchased shall be in the name of, and delivered to, Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 30 days after the Exercise Date and at Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to Holder hereof within 30 days after the Exercise Date.
(b) Conversion. In lieu of exercising this Warrant as specified in Section 3(a), Holder may from time to time convert this Warrant, in whole or in part, into Warrant Shares by surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company, in which event Company shall issue to Holder the number of Warrant Shares computed using the following formula:
X = Y (A-B)
            A
Where:
X = the number of Warrant Shares to be issued to Holder.
Y = the number of Warrant Shares then being purchased (as set forth in the Notice of Exercise).
A = the Fair Market Value of one share of Company’s Common Stock (as determined pursuant to Section 3(c)).
B = Warrant Price.
(c) Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of Company’s Common Stock shall mean (i) the average of the last reported sale price quoted on the Nasdaq Stock Market, as reported by Bloomberg Financial Markets for the three (3) trading days prior to the date of the Notice of Exercise, (ii) if the Company’s Common Stock is not so traded, the average of the last reported sale price on any other exchange on which the Common Stock is listed, as reported by Bloomberg Financial Markets for the three (3) trading days prior to the date of the Notice of Exercise, (iii) if the Company’s Common Stock is not so traded, the average for the three (3) trading days prior to the date of the Notice of Exericse of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary, as reported by Bloomberg Financial

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Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC, or (iv) if none of the foregoing are available, the per share Fair Market Value for the Common Stock shall be as determined in the good faith judgment of Company’s Board of Directors; provided, that in the event of an exercise in connection with an Acquisition (as defined below), the per share Fair Market Value for the Common Stock shall be the value to be received per share of Common Stock by all holders of the Company’s Common Stock in such transaction as determined by the Board of Directors.
If Fair Market Value of the Common Stock is determined in accordance with Section 3(c)(iv) or the proviso to Section 3(c), Company’s Board of Directors shall prepare a certificate, to be signed by an authorized officer of Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Common Stock, which certification must be made to Holder, if possible, at least ten (10) business days prior to the proposed effective date of an Acquisition.
(d) Automatic Exercise. Subject to Section 4(e)(ii), to the extent any portion of this Warrant has not been previously exercised, such unexercised portion shall be deemed to have been automatically converted in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) as of immediately before its expiration, involuntary termination or cancellation if the then-Fair Market Value of a Warrant Share exceeds the then-Warrant Price, unless Holder notifies Company in writing to the contrary prior to such automatic exercise. In the event of any conversion of the rights represented by this Warrant pursuant to this Section 3(d), certificates for the shares of stock so purchased shall be in the name of, and delivered to, Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 30 days after the Company receives the original Warrant and at Company’s expense.
(e) Treatment of Warrant Upon Acquisition of Company.
(i) Certain Definitions. For the purpose of this Warrant, “Acquisition” means (A) any sale, exclusive license, or any other disposition of all or substantially all of the assets of Company, or (B) any reorganization, consolidation, or merger of Company, or (C) any sale of outstanding Company securities by holders thereof, whereby, in the case of (B) or (C) above, the holders of Company’s voting securities before the transaction beneficially own less than a majority of the outstanding voting securities of the successor or surviving entity after the transaction. For purposes of this Section 3(e), “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the voting capital stock of Company, any person or entity that controls or

3

is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable.
(ii) Cash or Freely-Tradable Equity Securities Acquisition. In the event of an Acquisition (excluding any transaction effected primarily for purposes of changing the Company’s jurisdiction of incorporation) in which the consideration is cash, equity securities listed on a securities exchange, or a combination thereof, the Holder may exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition; provided, that if the Holder fails to make such election prior to the third business day prior to the consummation of the Acquisition, the Warrant will expire upon the consummation of such Acquisition. Company shall provide Holder with written notice of any proposed Acquisition together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice, which is to be delivered to Holder not less than ten (10) business days prior to the closing of the proposed Acquisition. Any exercise of this Warrant after delivery of such notice and prior to the consummation of the Acquisition described in such notice shall be deemed to be an exercise in connection with such Acquisition for purposes of the proviso in Section 3(c). If the Acquisition described in such notice is terminated or abandoned prior to the consummation thereof, the Company shall provide prompt notice thereof and any purported exercise of this Warrant in connection with such proposed Acquisition shall be null and void.
(iii) Asset Sale. In the event of an Acquisition that is an arms length sale of all or substantially all of Company’s assets (and only its assets) to a third party that is not an Affiliate of Company (a “True Asset Sale”), the Holder may exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such True Asset Sale; provided, that if the Holder fails to make such election prior to the third business day prior to the consummation of the Acquisition the Warrant will continue until the Expiration Date if Company continues as a going concern following the closing of any such True Asset Sale. Company shall provide Holder with written notice of any proposed True Asset Sale together with such reasonable information as Holder may request in connection with such True Asset Sale giving rise to such notice, which is to be delivered to Holder not less than ten (10) business days prior to the closing of the proposed True Asset Sale. Any exercise of this Warrant after delivery of such notice and prior to the consummation of the True Asset Sale described in such notice shall be deemed to be an exercise in connection with such True Asset Sale for purposes of the proviso in Section 3(c). If

4

the True Asset Sale described in such notice is terminated or abandoned prior to the consummation thereof, the Company shall provide prompt notice thereof and any purported exercise of this Warrant in connection with such proposed True Asset Sale shall be null and void.
(iv) Assumption of Warrant. Upon the closing of any Acquisition other than those particularly described in subsections (ii) and (iii) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Shares were outstanding on the record date for the Acquisition and subsequent closing.
4. Representations and Warranties of Holder and Company.
(a) Representations and Warranties by Holder. Holder represents and warrants to Company with respect to this purchase as follows:
(i) Evaluation. Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to Company so that Holder is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its interests.
(ii) Resale. Except for transfers to an affiliate of Holder, Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.
(iii) Rule 144. Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. Holder is aware of the provisions of Rule 144 promulgated under the Act.
(iv) Accredited Investor. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.
(v) Opportunity To Discuss. Holder has had an opportunity to discuss Company’s business, management and financial affairs with its management and an opportunity to review Company’s facilities. Holder understands that such discussions, as well as the written information

5

issued by Company, were intended to describe the aspects of Company’s business and prospects which Company believes to be material but were not necessarily a thorough or exhaustive description.
(b) Representations and Warranties by Company. Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 4(b) are true and correct as of the date hereof.
(i) Corporate Organization and Authority. Company (a) is a corporation duly organized, validly existing, and in good standing in its jurisdiction of incorporation, (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where such qualification is required, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect.
(ii) Corporate Power. Company has all requisite corporate power and authority to execute, issue and deliver this Warrant, to issue the Warrant Shares issuable upon exercise or conversion of this Warrant, and to carry out and perform its obligations under this Warrant.
(iii) Authorization; Enforceability. All corporate action on the part of Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise of this Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).
(iv) Valid Issuance of Warrant and Warrant Shares. This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein, under applicable state and federal securities laws or restrictions imposed as the result of any action or inaction of the Holder. The Warrant Shares issuable upon exercise of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws. Subject to applicable restrictions on transfer, the issuance and delivery of this Warrant and the

6

Warrant Shares issuable upon exercise or conversion of this Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in Company’s Certificate of Incorporation or this Warrant. Assuming the truth and accuracy of Holder’s representations and warranties set forth in Section 4(a), no registration under the Act is required for the offer and sale of this Warrant or the issuance of the Warrant Shares, pursuant to the terms of this Warrant, and neither Company nor any authorized agent acting on its behalf has or will take any action hereafter that would cause the loss of such exemption.
(v) No Conflict. Except for results which would not materially and adversely affect the rights of the Holder under this Warrant, the execution, delivery, and performance of this Warrant will not result in (A) any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (1) any provision of Company’s Certificate of Incorporation or by-laws; (2) any provision of any judgment, decree, or order to which Company is a party, by which it is bound, or to which any of its material assets are subject; (3) any contract, obligation, or commitment to which Company is a party or by which it is bound; or (4) any statute, rule, or governmental regulation applicable to Company, or (B) the creation of any lien, charge or encumbrance upon any assets of Company.
(vi) Reports. Company has previously made available to Holder via the Electronic Data-Gathering, Analysis, and Retrieval system of the Securities and Exchange Commission (the “SEC”) complete and accurate copies, as amended or supplemented, of its (A) Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and (B) all other reports filed by Company under Section 13 or subsections (a) or (c) of Section 14 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) with the SEC since December 31, 2009 (such reports are collectively referred to herein as the “Company Reports”). The Company Reports constitute all of the documents required to be filed by Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from December 31, 2009 through the date of this Warrant. The Company Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates of filing with the SEC, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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5. Legends.
(a) Legend. Each certificate representing the Warrant Shares shall be endorsed with substantially the following legend:
THE ISSUANCE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITH AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER TO THAT EFFECT FROM THE SECURITIES AND EXCHANGE COMMISSION.
Company need not enter into its stock records a transfer of Warrant Shares unless the conditions specified in the foregoing legend are satisfied. Company may also instruct its transfer agent not to allow the transfer of any of the Warrant Shares unless the conditions specified in the foregoing legend are satisfied.
(b) Removal of Legend and Transfer Restrictions. The legend relating to the Act endorsed on a certificate pursuant to paragraph 5(a) of this Warrant shall be removed and Company shall issue a certificate without such legend to Holder if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available in connection with the offer an sale thereof or (ii) Holder provides to Company an opinion of counsel for Holder reasonably satisfactory to Company, a no-action letter or interpretive opinion of the staff of the SEC reasonably satisfactory to Company, or other evidence reasonably satisfactory to Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.
6. Condition of Transfer or Exercise of Warrant. It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, Holder shall provide Company with a representation in writing that Holder or transferee is acquiring this Warrant and the shares of Common Stock to be issued upon exercise for investment purposes only and not with a view to any sale or distribution, or will provide Company with a statement of pertinent facts covering any proposed distribution. As a further condition to any transfer of this Warrant or any or all of the shares of Common Stock issuable upon exercise of this Warrant, other than a transfer registered under the Act, Company may request a legal opinion, in form and substance satisfactory to Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act. Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that any such

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transferee is an “accredited investor” within the meaning of Regulation D under the Act. As further condition to each transfer, at the request of Company, Holder shall surrender this Warrant to Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by Company.
7. Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
(a) Reclassification or Merger. If (i) the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or as otherwise provided for herein) (a “Reclassification”), or (ii) Company merges with or into another corporation (other than (x) a merger with another corporation in which Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant or (y) an Acquisition), then, in any such event, in lieu of the number of Warrant Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification or merger (as applicable) all subject to further adjustment as provided herein with respect to such other shares.
(b) Subdivision or Combination of Shares. If Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Warrant Shares issuable hereunder shall be proportionately decreased in the case of a combination.
(c) Stock Dividends and Other Distributions. If Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution

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specifically provided for in Sections 7(a) and 7(b)), then, in each such case, provision shall be made by Company such that Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were Holder of the Warrant Shares as of the record date fixed for the determination of the stockholders of Company entitled to receive such dividend or distribution.
(d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.
8. Notice of Adjustments. Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, Company shall prepare a certificate signed by an officer of Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days after such adjustment to Holder as set forth in Section 18 hereof.
9. Financial and Other Reports. If at any time prior to the earlier of the Expiration Date and the complete exercise of this Warrant, Company is no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, Company shall furnish to Holder, (a) quarterly unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements within 45 days of each fiscal quarter end, certified by Company’s president or chief financial officer, and (b) Company’s complete annual audited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements certified by an independent certified public accountant selected by Company within 120 days of the fiscal year end.
10. Transferability of Warrant. This Warrant is transferable on the books of Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 6 and applicable U.S. federal and state securities laws. Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. Upon any partial transfer, Company will issue and deliver to Holder a new Warrant with respect to the portion of the Warrant not so transferred. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of Company, as determined by the Board of Directors in good faith.

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11. Reserved.
12. No Fractional Shares. Any fractional share of Common Stock otherwise owing to Holder in connection with any exercise or conversion hereunder shall be rounded down to the nearest whole share.
13. Charges, Taxes and Expenses. Subject to the provisions of Section 3(a) and 3(b) related to the payment of transfer taxes, issuance of certificates for shares of Common Stock upon the exercise or conversion of this Warrant shall be made without charge to Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by Company, and such certificates shall be issued in the name of Holder.
14. No Stockholder Rights Until Exercise. Except as expressly provided herein, this Warrant does not entitle Holder to any voting rights or other rights as a stockholder of Company prior to the exercise hereof.
15. Registry of Warrant. Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of Company, and Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.
16. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, on delivery of an indemnity reasonably satisfactory to Company in form and amount, and, if mutilated, upon surrender and cancellation of this Warrant, Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.
17. Miscellaneous.
(a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by Company on the date hereof.
(b) Successors. This Warrant shall be binding upon any successors or assigns of Company.
(c) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.
(d) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a day on which banking institutions in the State

11

of New York are authorized or required by law or other governmental action to close (a “Bank Holiday”), then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or Bank Holiday.
(e) Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.
(f) Amendment and Waiver. The provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder of this Warrant.
18. No Impairment. Company will not, by amendment of its Certificate of Incorporation or by-laws, or through any reorganization, consolidation, merger, sale of assets or securities, or dissolution, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder hereof against such avoidance or other impairment.
19. Addresses. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt requested, and postage prepaid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as Company or Holder hereof shall have furnished to the other party in accordance with the delivery instructions set forth in this Section 19.

If to Company:	Oncothyreon Inc. 2601 Fourth Avenue, Suite 500 Seattle, WA 98121 Attn: President

With copies to:	Michael Nordtvedt
c/o Wilson Sonsini Goodrich & Rosati, P.C.
701 Fifth Avenue, Suite 5100
Seattle, Washington 98104

If to Holder:

Attn:

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With copies to:

Attn:

If mailed by registered or certified mail, return receipt requested, and postage prepaid, notice shall be deemed to be given three (3) days after being sent, and if sent by overnight courier, by hand or by messenger, notice shall be deemed to be given when delivered (if on a business day, and if not, on the next business day).
20. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE WARRANT SHARES.
21. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its officer thereunto duly authorized.

ONCOTHYREON INC.
By:
Name:
Title:
Dated as of _________, ___, 2011
GE WARRANT
SIGNATURE PAGE

NOTICE OF EXERCISE
To:	Oncothyreon Inc. 2601 Fourth Avenue, Suite 500 Seattle, WA 98121
1.	The undersigned Warrantholder (“Holder”) elects to acquire shares of the Common Stock (the “Common Stock”) of Oncothyreon Inc. (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated __________ ____, 2011 (the “Warrant”).
2.	Holder exercises its rights under the Warrant as set forth below:
( )	Holder elects to purchase _____________ shares of Common Stock as provided in Section 3(a) and tenders herewith payment in accordance with Section 3(a) of the Warrant in the amount of $___________ as payment of the purchase price.
( )	Holder elects to convert the purchase rights for _______________ shares into shares of Common Stock as provided in Section 3(b) of the Warrant.
X = the number of Warrant Shares to be issued to Holder.
Y = the number of Warrant Shares then being purchased (as set forth in the Notice of Exercise).
A = the Fair Market Value of one share of Company’s Common Stock (as determined pursuant to Section 3(c)).
B = Warrant Price.
3.	Holder surrenders the Warrant with this Notice of Exercise.
Holder represents that it is acquiring the aforesaid shares of Common Stock for investment and not with a view to or for resale in connection with distribution and that Holder has no present intention of distributing or reselling the shares.
Please issue a certificate representing the shares of the Common Stock in the name of Holder or in such other name as is specified below:

Name:
Address:
Taxpayer I.D.:

[NAME OF HOLDER]
By:
Name:
Title:

Date: _______ ___, 20__

Exhibit 99.1
Oncothyreon Secures $12.5 Million Loan Facility
From GE Capital, Healthcare Financial Services
SEATTLE, WASHINGTON — February 9, 2011 — Oncothyreon Inc. (NASDAQ: ONTY) announced that it has entered into a $12.5 million secured loan facility from GE Capital, Healthcare Financial Services. An initial term loan with an aggregate principal amount of $5.0 million was funded February 8, 2011. The remaining $7.5 million may be drawn at Oncothyreon’s option at any time prior to November 1, 2011, subject to the achievement of certain clinical milestones and other customary conditions.
Oncothyreon intends to use the funds to support clinical development activities, primarily the Phase 2 trials of PX-866, Oncothyreon’s irreversible inhibitor of the PI-3 kinase pathway. Oncothyreon currently anticipates that the loan facility, if fully utilized, together with existing cash and short term investments, will be sufficient to fund the Company’s operations into the second half of 2012.
“This loan facility will provide us with significant financial flexibility to carry out our planned development of both PX-866 and ONT-10, while we await the results of the START trial of Stimuvax®,” said Robert L. Kirkman, M.D., President and Chief Executive Officer of Oncothyreon. “We have already initiated two of four planned Phase 1/2 and Phase 2 trials of PX-866 and remain on track to file an Investigational New Drug application for ONT-10 in the second half of the year.”
START is a randomized, controlled trial of Stimuvax, a therapeutic vaccine targeting the tumor-associated antigen MUC1, in patients with Stage III non-small cell lung cancer. The trial, initiated in early 2007, is being conducted by Merck KGaA and affiliates under an exclusive license agreement with Oncothyreon.
The initial term loan accrues interest at a rate of 10.57% per year and has a term of 42 months. During the first nine months of the initial term loan, Oncothyreon is required to pay interest only. Oncothyreon may prepay the initial term loan without penalty at any time during the nine-month interest only period. In connection with funding of the initial $5.0 million term loan, Oncothyreon issued warrants to purchase 48,701 shares of Oncothyreon common stock with an exercise price of $3.08 per share.
About Oncothyreon
Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer. Oncothyreon’s goal is to develop and commercialize novel synthetic vaccines and targeted small molecules that have the potential to improve the lives and outcomes of cancer patients. For more information, visit www.oncothyreon.com.

About GE Capital, Healthcare Financial Services
With over $17 billion invested, GE Capital, Healthcare Financial Services is a premier provider of capital and services to the healthcare industry, with investments in more than 30 sub-sectors including senior housing, hospitals, pharmaceuticals, and medical devices.
The Life Science Finance team has worked with more than 500 companies throughout the United States, Canada and Europe. With a dedicated focus on assisting life science companies large and small, from the first venture round to post-IPO, the team has provided over $2.5 billion in financing to the market. For more information, visit www.gecapital.com/healthcare.
Forward-Looking Statements
In order to provide Oncothyreon’s investors with an understanding of our current intentions and future prospects, this release may contain statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include our expectations regarding future expenses, clinical development activities, the timing of clinical trial results and the use and adequacy of cash resources.
Forward-looking statements involve risks and uncertainties related to our business and the general economic environment, many beyond our control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements, including the risks associated with the costs and expenses of developing our product candidates, the adequacy of financing and cash reserves on hand, changes in general accounting policies, general economic factors, achievement of the results we anticipate from clinical trials with our products and our ability to adequately obtain and protect our intellectual property rights.
Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the securities regulators in the United States on U.S. EDGAR and in Canada on SEDAR. Oncothyreon does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.
Additional Information
Additional information relating to Oncothyreon can be found on U.S. EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Investor and Media Relations Contact:
Julie Rathbun
Rathbun Communications
206-769-9219
ir@oncothyreon.com
ONCOTHYREON INC. 2601 Fourth Avenue, Suite 500, Seattle, WA 98121
Tel: (206) 801-2100  Fax: (206) 801-2101
http://www.oncothyreon.com